UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material under §240.14a-12

SONOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholders,
Fiscal 2025 marked an important turning point for Sonos. After a year of rebuilding and refocusing, we enter Fiscal 2026 with a stronger foundation, a clearer strategy, and renewed confidence in our ability to create long-term value for customers and stockholders alike.
Sonos has always stood for great sound and beautifully designed products. What makes us different is not any single device, but the system we’ve built for the home, one that connects music, movies, voices, rooms, and control into a seamless experience. Over the past year, we’ve taken meaningful steps to strengthen that system, restore operational excellence, and position the company for its next chapter of growth.

Progress in Fiscal 2025
Last year was a transitional year, defined by hard work and necessary change. Our teams moved with urgency and focus to improve system reliability, responsiveness, and the core Sonos experience. We shipped dozens of software updates that strengthened performance across the platform and laid the groundwork for future innovation.

At the same time, we rebuilt our hardware and software roadmaps so they now move in lockstep toward a single goal: leveraging our unique position in the home to deliver platform experiences that make Sonos more relevant, more differentiated, and more beloved by customers. We also strengthened the fundamentals of the business, reducing operating expenses by more than $100 million on a run-rate basis while continuing to invest in product and software innovation we believe will drive future growth. Along the way, we refreshed our leadership team and reorganized the company around clearer priorities and accountability.

Tom Conrad CEO Julius Genachowski Board Chair
Listening to our Stockholders and Strengthening our Governance
Active, year-round engagement with our stockholders remains a priority for both the Board and management. That dialogue continues to shape how we think about strategy, executive compensation and governance.

In response to stockholder feedback, and as described in more detail in this Proxy Statement, we have made several improvements to our compensation programs to further strengthen the link between pay and performance and to better align incentives with long-term stockholder interests. We have also taken meaningful steps to modernize our governance, including approving the phased declassification of the Board and eliminating certain supermajority voting requirements in our charter. Both matters are being submitted for stockholder approval at this year’s Annual Meeting.

Continuing to Enhance and Strengthen our Board
We believe strong governance begins with a strong Board and we continue to enhance our board with new independent directors, broadening the mix of skills, perspectives, and operating experience represented in the boardroom. On January 12, 2026, we announced the addition of three new members: Carmine Arabia, Vice President of Devices at Meta, Mandy Fields, Chief Financial Officer of e.l.f. Beauty, and Joe Kennedy, former Chief Executive Officer of Pandora Media.

Together, these new directors bring deep expertise across large-scale consumer platforms, finance, product development, AI, music, and partnerships. Their experience will be invaluable as Sonos evolves as a platform-led consumer technology company.

Looking Ahead
While others sell fragments, Sonos delivers every dimension of sound for the home, all connected into a single, cohesive system. The next chapter of our story is about building on that foundation to reinvent the category we created and to become the essential platform for seamless entertainment in the home.

Our hardware and software roadmaps are now aligned around delivering bold experiences, both familiar and entirely new, that extend the value of the Sonos system over time. We believe the home will increasingly be a place for rich, natural interaction with technology, including voice and AI-powered experiences. Sonos’ expertise in connected, voice-enabled hardware uniquely positions us to play a central role in how these interactions take shape, thoughtfully and at the right pace.

As this strategy unfolds, we remain focused on disciplined execution. We enter Fiscal 2026 with a strong hardware portfolio and expect to further expand the family with new products launching in the second half of the year. Just as importantly, we have proven our ability to restore excellence, make tough decisions, and build a durable foundation for long-term growth.

We are excited about the decade ahead and grateful for the continued support of our stockholders. We also want to thank our employees for their extraordinary efforts during this pivotal year.

Sincerely,

Tom Conrad CEO, Sonos Julius Genachowski Chair, Sonos

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

January •, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Sonos, Inc. The Annual Meeting will be held on March 5, 2026. To allow for participation by all of our stockholders, regardless of their geographic location, the Annual Meeting will be held entirely online. You may attend the Annual Meeting online at the following website address: www.virtualshareholdermeeting.com/SONO2026 and by entering the 16-digit control number included on your Notice of Internet Availability, your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting will begin at approximately 10:00 a.m., Pacific Time, with login beginning at 9:45 a.m., Pacific Time, via a live webcast on the internet.
The matters expected to be acted upon at the Annual Meeting are listed in the Notice of Annual Meeting of Stockholders and more fully described in the accompanying proxy statement. We have also made available or provided our Annual Report on Form 10-K for the fiscal year ended September 27, 2025, which contains important business and financial information regarding Sonos.
Your vote is important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares will be represented, please cast your vote as soon as possible via the internet or by telephone, or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend.

Sincerely,

Tom Conrad
Chief Executive Officer and Director
YOUR VOTE IS IMPORTANT
Your vote is important. As described in your electronic proxy materials notice or on the enclosed paper proxy card and voting instructions, please vote by: (1) accessing the internet website, (2) calling the toll-free number, or (3) signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MARCH 5, 2026: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.
SONOS, INC.
301 Coromar Drive
Santa Barbara, CA 93117
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January •, 2026

Time and Date:	March 5, 2026 at 10:00 a.m. Pacific Time

Place:	Virtually at www.virtualshareholdermeeting.com/SONO2026

Items of Business:
1. Election of Class II directors.
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 3, 2026.
3. Conduct an advisory vote to approve named executive officer compensation (the say-on-pay vote).
4. Approve a management proposal to amend the Company’s Restated Certificate of Incorporation to phase in declassification of our Board of Directors.
5. Approve a management proposal to amend the Company's Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.
6. Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on January 13, 2026 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Proxy Voting:
Each share of common stock that you own represents one vote.
For questions regarding your stock ownership, you may contact us through our website at https://investors.sonos.com or, if you are a registered holder, contact our transfer agent, Equiniti Trust Company, LLC, through its website at https://www.shareowneronline.com or by phone at (800) 937-5449.

This notice of the Annual Meeting, proxy statement, form of proxy and our 2025 Annual Report are being distributed or made available on or about January •, 2026.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote or submit your proxy via the internet, or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,
/s/ Rebecca Schuster
Rebecca Schuster
Corporate Secretary
Santa Barbara, California
January •, 2026

SONOS, INC.
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

Page
EXECUTIVE SUMMARY	1

INFORMATION ABOUT SOLICITATION AND VOTING	5

INTERNET AVAILABILITY OF PROXY MATERIALS	5

GENERAL INFORMATION ABOUT THE MEETING	5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	18

PROPOSAL ONE: ELECTION OF DIRECTORS	21

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (THE SAY-ON-PAY VOTE)	32

PROPOSAL FOUR: MANAGEMENT PROPOSAL TO APPROVE AN AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO PHASE IN DECLASSIFICATION OF THE BOARD OF DIRECTORS	33

PROPOSAL FIVE: MANAGEMENT PROPOSAL TO APPROVE AN AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS	35

EXECUTIVE OFFICERS	39

EXECUTIVE COMPENSATION	40

EQUITY COMPENSATION PLAN INFORMATION	70

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	71

DELINQUENT SECTION 16(A) REPORTS	72

REPORT OF THE AUDIT COMMITTEE	73

ADDITIONAL INFORMATION	74

OTHER MATTERS	76

ANNEX A	A-1

ANNEX B	B-1
Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements. With the exception of historical information, the matters discussed in this proxy statement are forward-looking statements and may be identified by the use of words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project,” “seek,” “approximately,” “potential,” “outlook” and similar terms and phrases that concern our strategy, plans or intentions, including references to assumptions. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated events or results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended September 27, 2025 for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur. All forward-looking statements speak only as of the date of this proxy statement and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we will not undertake and specifically decline any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this proxy statement, whether as a result of new information, future events or otherwise. Information appearing on sonos.com is not a part of and is not incorporated by reference in this proxy statement.

EXECUTIVE SUMMARY
This proxy statement (“Proxy Statement”) is first being made available to stockholders on or about January •, 2026 in connection with the solicitation by the Board of Directors (the “Board”) of Sonos, Inc. of proxies for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Except as otherwise indicated or where the context otherwise requires, in this Proxy Statement, “Sonos,” the “Company,” “we,” “us” and “our” refer to Sonos, Inc.; “you,” “your,” “yours” and other words of similar import refer to stockholders of Sonos; and "Fiscal 2026" refers to the fiscal year ending October 3, 2026; "Fiscal 2025" refers to the fiscal year ended September 27, 2025; “Fiscal 2024” refers to the fiscal year ended September 28, 2024, and “Fiscal 2023” refers to the fiscal year ended September 30, 2023.
Highlights of certain information contained elsewhere in this Proxy Statement are provided below. This summary does not contain all of the information you should consider before you decide how to vote, and we encourage you to read the entire Proxy Statement carefully before voting.

2026 Annual Meeting of Stockholders
Date and Time:	March 5, 2026 at 10:00 a.m. PST

Place:	Virtually at www.virtualshareholdermeeting.com/SONO2026

Record Date:	January 13, 2026

Voting:	Holders of common stock are entitled to one vote per share on all matters to be presented at the Annual Meeting

Meeting Agenda Items
Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of Class II Directors	21	Plurality	FOR EACH NOMINEE

Proposal No. 2: Ratification of the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending October 3, 2026	30	Majority of votes cast	FOR

Proposal No. 3: Advisory vote to approve named executive officer compensation (the say-on-pay vote)	32	Majority of votes cast	FOR

Proposal No. 4: Approve a management proposal to amend the Company’s restated certificate of incorporation ("Restated Certificate of Incorporation") to phase in declassification of the Board	33	Majority of shares outstanding	FOR

Proposal No. 5: Approve a management proposal to amend the Restated Certificate of Incorporate to eliminate certain supermajority voting requirements	35	Majority of shares outstanding	FOR

Director Nominees
Director Nominee	Director Since	Primary Occupation	Independent	Committee Memberships
				Audit	C&P	NCG
Tom Conrad	March 2017	Chief Executive Officer, Sonos, Inc.

Julius Genachowski	September 2013	Former Chairman, U.S. Federal Communications Commission	√	√	√	Chair

Carmine Arabia	January 2026	VP, Devices, Meta Platforms, Inc.	√
C&P = Compensation and People Committee NCG = Nominating and Corporate Governance Committee

Our Business
Sonos is a leading audio company dedicated to elevating life through sound. Since pioneering multi-room wireless audio in 2005, Sonos has built a system that unites every dimension of sound - music, movies, stories and conversations - into one connected platform. The portfolio includes home theater speakers, components, plug-in and portable speakers, and headphones that compound in value with every room and device its customers add. Known for exceptional sound, thoughtful design, ease of use and seamless access to the world’s audio content, Sonos is trusted by more than 17 million households in 60+ countries around the world.
Since we launched our first product 20 years ago, we have grown our install base by launching innovative new products, delivering a seamless customer experience, and expanding our global footprint. In Fiscal 2025, existing customers accounted for approximately 45% of new product registrations. As of September 27, 2025, we had a total of nearly 53.4 million products registered in approximately 17.1 million households globally. Our customers have typically purchased additional Sonos products over time. As of September 27, 2025, 61% of our 17.1 million households had registered more than one Sonos product. As of September 27, 2025, our households owned 3.13 products on average.
Fiscal 2025 Highlights
New Product Launches
In Fiscal 2025, we introduced Arc Ultra, our flagship soundbar featuring breakthrough Sound MotionTM technology, Sub 4, the next generation of our iconic subwoofer, and Era 100 Pro, our first product designed for professional installation in light-commercial and residential spaces.

Fiscal 2025 Business Performance
Fiscal 2025 was a positive transitional year for Sonos.
We shipped numerous software updates that improved system reliability, responsiveness, and the core Sonos app experience. At the same time, we rebuilt our future hardware and software roadmaps so they now work in lockstep toward a single goal: leveraging our platform position in the home to deliver unique experiences that make Sonos more relevant, more differentiated and more beloved by customers. Internally, we rebuilt our leadership team and reorganized the company around clearer priorities and accountability. We strengthened the fundamentals of our business. We reduced run-rate operating expenses by more than $100 million while maintaining healthy margins despite tariff pressures, resulting in Adjusted EBITDA growth of 23% year over year.

Fiscal 2025 Financial Highlights (unaudited)

•Revenue of $1,443.3 million
•GAAP gross margin of 43.7%
•GAAP net loss of $61.1 million, GAAP diluted loss per share of $0.51
•Non-GAAP net income of $78.5 million, Non-GAAP diluted earnings per share of $0.64
•Adjusted EBITDA of $132.3 million
•Returned $81 million to stockholders through share repurchases

See Annex A for a reconciliation of non-GAAP to GAAP measures.
Corporate Governance
•Independent Board Oversight. Nine out of ten directors are independent. The roles of Chair and Chief Executive Officer ("CEO") are currently separate. Our independent directors meet regularly in scheduled executive sessions without management, and our Chair is the presiding director at those meetings.
•Independent Board Committees. Only independent directors serve on the Board’s committees.
•Strategy and Risk. Our Board as a whole has responsibility for risk oversight and exercises this risk oversight responsibility directly and through its committees.
•Board Evaluations. The Board and each committee conducts an annual self-evaluation, led by the Chair of our Nominating and Corporate Governance Committee.
•Director Time Commitments. Our Corporate Governance Guidelines provide that no director shall serve on more than five public company boards, and our Nominating and Corporate Governance Committee reviews on an annual basis directors’ time commitments and ability to discharge their duties.
•Stockholder Engagement. We have ongoing engagement with our stockholders throughout the year, which includes governance-focused discussions.

•No Poison Pill. We do not have a poison pill.
•Diverse and Skilled Board. Our Board is composed of members with diverse professional backgrounds, experience, expertise and viewpoints who combine a strong professional reputation and knowledge of our business and industry with a reputation for integrity.
•Director Refreshment. We added three new independent Board members in January 2026, in addition to two independent Board members added in early 2024 and one independent Board member added in April 2025.
•Sustainability & Environmental, Social and Governance (“ESG”). Our Nominating and Corporate Governance Committee has oversight over our ESG program, and our Audit Committee has oversight over ESG disclosures and risk.
•Stock Ownership Requirements. We maintain rigorous stock ownership guidelines for our named executive officers and non-executive directors and monitor compliance with such guidelines.
•Anti-Hedging and Pledging Policies. We prohibit all employees and directors from engaging in hedging transactions and only allow for pledging our common stock in limited circumstances, subject to the approval of our Compliance Officer.
See “Board of Directors and Corporate Governance” beginning on page 10 and “Compensation Discussion and Analysis” beginning on page 40 for more information.
Executive Compensation
We have established a compensation program that seeks to closely align the interests of our named executive officers and other management with the interests of our stockholders.
•Our compensation program is designed to attract, retain and motivate key executives critical to our success, provide fair and competitive compensation opportunities, integrate compensation with our business plans, and reward both business and individual performance.
•We link pay to performance and stockholder interests by heavily weighting compensation to short-term cash incentive awards and long-term equity awards that are tied to the value of our stock and financial targets. In Fiscal 2025, 90% of target CEO compensation and 85% of the target compensation for our other named executive officers who were employed for the full fiscal year, on average, was composed of variable, at-risk compensation elements.
•Our annual incentive plan results for Fiscal 2025 were based 100% on objective financial performance goals, with any payout under such plan subject to a determination by the Compensation and People Committee, using objective metrics, that the quality of our software and customer experience had been substantially restored in Fiscal 2025 following release of the Company’s redesigned app in May 2024.
•Our incentive compensation program in Fiscal 2025 incorporated different financial metrics for performance share units ("PSUs") and our annual cash incentive plan, a change from prior years that also reflects feedback we received from stockholders. We chose these differentiated metrics to recognize both the short and long-term impacts of executing on operational efficiencies in Fiscal 2025 and over a longer period, lowering our expense base and driving profitability.
•The PSUs granted to our new CEO in connection with his appointment are subject to a multi-year relative total shareholder return (“TSR”) performance goal (40% of the award) in addition to two one-year financial performance goals (a combination of 60% of the award). The Compensation and People Committee revised the design of this PSU grant in order to further align the interests of our CEO with those of our stockholders over a longer-term period and chose relative TSR to further align our CEO's compensation with stock price performance. In addition, the PSUs granted to all of our executive officers in Fiscal 2026 are subject to a relative TSR performance goal measured over three years (40% of the award) in addition to three, one-year financial performance goals (a combination of 60% of the award).
•Our financial performance and strong execution against our transformation initiatives in Fiscal 2025 resulted in an approximately 91% payout for our Fiscal 2025 annual cash incentive plan.
•Our strong execution against our transformation initiatives in Fiscal 2025 resulted in above-target payouts of approximately 131% for the Fiscal 2025 tranche of our PSUs.
•In response to stockholder feedback, we adopted formal severance guidelines for executive officers and included a severance provision in the new CEO’s contract to create greater certainty and transparency.
•Our Compensation and People Committee annually evaluates ways to better align our compensation program with the Company’s strategic initiatives.
•Our compensation program does not include any of the following practices:
◦Single trigger acceleration in connection with a change of control.
◦Material perquisites for executives, except in connection with a business-related relocation.
See “Compensation Discussion and Analysis” beginning on page 40 for more information.

Corporate Social Responsibility
We are committed to creating responsibly-designed products and experiences, which are built by inclusive teams in pursuit of our mission to help the world listen better. In Fiscal 2021, we introduced our Climate Action Plan, with a goal of going carbon neutral by 2030 and reaching net zero by 2040. Our core objective is reducing our carbon emissions. Product energy usage makes up the majority of our emissions, making it a priority of our Climate Action Plan.
In Fiscal 2025, we conducted a robust climate risk assessment, evaluating physical and transition risks and opportunities using the framework established by the Task Force on Climate-Related Financial Disclosures (“TCFD”). This assessment found that Sonos’ exposure to climate-related risks is low. In Fiscal 2025, we updated our assessment to reflect our current sustainability strategy and strengthen our understanding of the most relevant risks and opportunities to our business.
We also built sustainability into both of our Fiscal 2025 marquee products: Arc Ultra and Sub 4. These devices are significantly more energy efficient than previous generations. As standalone speakers, Sub 4 consumes 47% less idle energy than Sub (Gen 3) and Arc Ultra consumes 20% less idle energy than Arc.
In November 2025, Sonos published its eighth annual Listen Better report detailing our ESG efforts and progress against our goals, which is available at https://sustainability.sonos.com/Sustainability-and-Climate-Impact/default.aspx.
See the “Board of Directors and Corporate Governance” section beginning on page 10 for more information.

SONOS, INC.
301 Coromar Drive
Santa Barbara, CA 93117
PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
January •, 2026
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Sonos, Inc. for use at our 2026 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/SONO2026 on March 5, 2026 at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof. Beginning on or about January •, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which contains instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 27, 2025 (the “Annual Report”), is being mailed to our stockholders.
INTERNET AVAILABILITY OF PROXY MATERIALS
We are using the internet as the primary means for furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing the proxy materials online, including this Proxy Statement and our Annual Report, and for voting via the internet, by telephone or by mail. The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We encourage stockholders to take advantage of the online availability of proxy materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.
GENERAL INFORMATION ABOUT THE MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote upon the proposals described in this Proxy Statement.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote upon five proposals. The proposals are:
1.Election of Class II directors.
2.Ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending October 3, 2026.
3.Advisory vote to approve named executive officer compensation (the say-on-pay vote).
4.Approval of a management proposal to amend the Restated Certificate of Incorporation to phase in declassification of the Board.
5.Approval of a management proposal to amend the Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.
What is the recommendation of our Board of Directors on each of the proposals scheduled to be voted upon at the Annual Meeting?
Our Board recommends that you vote your shares:
•FOR each of the nominees to the Board of Directors (Proposal One);
•FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending October 3, 2026 (Proposal Two);
•FOR the approval, on an advisory basis, of the named executive officer compensation (Proposal Three);
•FOR the approval of a management proposal to amend the Restated Certificate of Incorporation to phase in declassification of the Board (Proposal Four); and

•FOR the approval of a management proposal to amend the Restated Certificate of Incorporation to eliminate certain supermajority voting provisions (Proposal Five).
How do I attend the Annual Meeting?
We will host the Annual Meeting live via the internet. You will not be able to attend the meeting in person. Participation in and attendance at the Annual Meeting is limited to stockholders as of the close of business on January 13, 2026 (the “Record Date”). Such stockholders can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/SONO2026 (the “Annual Meeting Website”). The webcast will begin at 10:00 a.m., Pacific Time, on March 5, 2026. Online access will begin at 9:45 a.m., Pacific Time, and we encourage you to access the Annual Meeting prior to the start time.
A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days prior to the Annual Meeting for any purpose germane to the meeting at our corporate headquarters. Our corporate headquarters are currently located at 301 Coromar Drive, Santa Barbara, CA 93117. The stockholder list will also be available to stockholders during the meeting at the Annual Meeting Website.
To participate in the Annual Meeting, you will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SONO2026.
A replay of the Annual Meeting will be posted as soon as practical on our investor relations website: https://investors.sonos.com/.
Who can vote at the Annual Meeting?
Stockholders as of the Record Date are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were • shares of our common stock outstanding and entitled to vote.
Each share of our common stock as of the close of business on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. There is no cumulative voting.
How do I vote my shares?
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Voting Instructions
If you are a stockholder of record, you may:
•VOTE AT THE ANNUAL MEETING - if you would like to vote at the Annual Meeting, please follow the instructions that will be available on the Annual Meeting Website during the Annual Meeting;
•VOTE BY MAIL IN ADVANCE OF THE ANNUAL MEETING - if you request a paper proxy card, complete, sign and date the enclosed proxy card, then follow the instructions on the card: or

•VOTE VIA THE INTERNET OR VIA TELEPHONE IN ADVANCE OF THE ANNUAL MEETING - follow the instructions on the proxy card and have the proxy card available when you access the internet website or place your telephone call.
Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Time on March 4, 2026. If you submit your vote by mail, your completed, signed and dated proxy card must be received prior to the Annual Meeting. Submitting your proxy, whether via the internet, via telephone or by mail if you requested a paper proxy card, will not affect your right to vote at the Annual Meeting should you decide to attend the meeting.
If you are not a stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
What if I return my proxy card but do not provide voting instructions?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you hold your shares in street name and do not vote, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described below) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
Can I change my vote or revoke my proxy?
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•Delivering to our Corporate Secretary a written notice stating that the proxy is revoked;
•Signing and delivering a proxy bearing a later date;
•Voting again via internet or by telephone no later than 11:59 p.m. Eastern Time on March 4, 2026; or
•Attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Will I be able to ask questions at the Annual Meeting?
You will be able to submit written questions during the Annual Meeting by following the instructions that will be available on the Annual Meeting Website during the Annual Meeting. Only questions pertinent to meeting matters or our Company and submitted in accordance with the Annual Meeting’s Rules of Conduct will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. The Annual Meeting’s Rules of Conduct will be available on the Annual Meeting Website.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting, if you vote in advance of the Annual Meeting by mail or internet or by telephone or if you have properly submitted a proxy.
What is the vote required for each proposal?
For Proposal One, each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

You may vote “FOR ALL NOMINEES,” to “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” one of the nominees you specify. If any nominee is unable or unwilling to serve for any reason, proxies may be voted for such substitute nominee as the proxy holder might determine. Proxies may not be voted for more than three directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
For Proposal Two, ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending October 3, 2026 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the votes cast by stockholders.
For Proposal Three, the approval, on an advisory basis, of the named executive officer compensation will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the votes cast by stockholders.
For Proposal Four, approval of a management proposal to amend the Restated Certificate of Incorporation to phase in declassification of the Board will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the outstanding shares of our common stock entitled to vote on the proposal at the Annual Meeting.
For Proposal Five, approval of a management proposal to amend the Restated Certificate of Incorporation to eliminate certain supermajority voting provisions will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the outstanding shares of our common stock entitled to vote on the proposal at the Annual Meeting.
How are abstentions and broker non-votes treated?
Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) and “broker non-votes” are each included in the determination of the number of shares present and entitled to vote at the meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal and, as such, will not affect the outcome of the vote on any proposal, other than Proposals Four and Five. Abstentions and broker non-votes will have the same effect as votes “Against” Proposals Four and Five.
A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker has not received voting instructions from you and is not authorized to vote on that proposal without instructions. A broker is authorized to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, but is not authorized to vote shares held for a beneficial owner on “non-routine” matters without instructions from the beneficial owner of those shares.
Proposals One, Three, Four, and Five are each considered a “non-routine” matter. If you do not provide your broker with specific instructions on how to vote your shares, the broker that holds your shares will not be authorized to vote on Proposal One, Three, Four, and Five. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Proposal Two is considered a “routine” matter. Brokers have discretionary authority to vote shares that are beneficially owned on Proposal Two.
What does it mean if I receive more than one proxy card?
You may receive more than one set of voting materials for the Annual Meeting, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, your shares may be registered in more than one name or registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card via the internet, telephone or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Who is paying for this proxy solicitation?
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other information furnished to stockholders. Following the original mailing of the proxy materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the proxy materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote via the internet or by telephone, you are responsible for any internet access or telephone charges you may incur.
Where can I find the voting results?
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Our Board is responsible for overseeing and providing advice and counsel to our CEO and senior leadership team in the conduct of operating our business and fostering the creation of long-term value for our stockholders. In accordance with our Restated Certificate of Incorporation and our restated bylaws ("Restated Bylaws"), the size of our Board is currently set at ten directors and is divided into three classes, with staggered three-year terms, although we are seeking approval to amend our Restated Certificate of Incorporation to phase in declassification of our Board at the Annual Meeting (see “Proposal Four: Management Proposal to Approve an Amendment of the Restated Certificate of Incorporation to Phase in Declassification of the Board of Directors” below). As further described below, the current leadership structure of our Board separates the roles of Chair and CEO, with Julius Genachowski serving as our Chair and Tom Conrad serving as our CEO.
Our Board is composed of members with diverse professional backgrounds, experience, expertise and viewpoints who combine a strong professional reputation and knowledge of our business and industry with a reputation for integrity. Many of our directors have experience serving on board and board committees of other public companies, and have an understanding of corporate governance practices and trends and different business challenges and strategies.
Composition of the Board and its Committees; Director Independence; Director Qualifications
Our Board conducts an annual review of the independence of our directors. Our Board has determined that each of the members of our Board, other than Mr. Conrad, is “independent” as that term is defined under the rules of The Nasdaq Stock Market (“Nasdaq”). In assessing independence, our Board determined that none of the members of our Board, other than Mr. Conrad, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has established an Audit Committee, a Compensation and People Committee (the "Compensation Committee"), and a Nominating and Corporate Governance Committee. The Board has determined that all committee members are independent under applicable Nasdaq and SEC rules for committee memberships, that each member of our Compensation Committee qualifies as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and that each member of our Audit Committee is financially literate. In addition, our Board has determined that Karen Boone is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K.
As of the date of this Proxy Statement, Mr. Conrad is a non-independent member of our Board due to his service as CEO.
The composition of our Board and its committees as of January •, 2026 is as follows:

					Committee Membership
Name	Age	Class	Director Since	Independent	Audit	Compensation and People	Nominating and Corporate Governance
Carmine Arabia	56	Class II	January 2026	√
Hugo Barra	49	Class III	April 2025	√
Karen Boone(1)	52	Class I	June 2017	√	Chair	Chair
Joanna Coles	63	Class I	February 2020	√			●
Tom Conrad	56	Class II	March 2017
Bracken Darrell	62	Class I	February 2024	√	●
Mandy Fields	45	Class III	January 2026	√
Julius Genachowski(2)	63	Class II	September 2013	√	●	●	Chair
Joe Kennedy	66	Class I	January 2026	√
Jonathan Mildenhall	58	Class III	January 2024	√		●
(1)Audit Committee Financial Expert (2)Chair of the Board

The responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at https://investors.sonos.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website.
Audit Committee
The purpose of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities relating to our financial accounting, financial reporting and internal controls. As more fully described in its charter, our Audit Committee has responsibility for, among other things:
•selecting an accounting firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•reviewing with management the Company’s significant risk exposures (including those related to cybersecurity, ESG and climate), reviewing our policies for risk assessment and risk management, and steps management has taken to monitor these risks;
•reviewing with management the Company’s ESG reporting and disclosures;
•considering the adequacy of our internal accounting controls and audit procedures;
•reviewing and approving any proposed transaction between our company and any related party; and
•approving the fees and other compensation to be paid to our independent registered public accounting firm, and pre-approving all audit and non-audit related services provided by our independent registered public accounting firm.
Compensation and People Committee
The purpose of our Compensation Committee is to assist our Board with respect to compensation matters and to oversee our policies and strategies relating to culture and people management, including diversity and inclusion. As more fully described in its charter, our Compensation Committee has responsibility for, among other things:
•reviewing and determining the compensation of our executive officers and making recommendations to our Board regarding compensation of our non-employee directors;
•administering our stock and equity incentive plans;
•reviewing and making recommendations to our Board regarding the adoption or amendment of incentive compensation and equity plans;
•reviewing the compensation-related disclosures in our proxy statements and human-capital related disclosures in our annual reports;
•reviewing, approving and administering any policies with respect to the recoupment or “clawback” of compensation of executive officers and other employees;
•periodically reviewing and assessing our policies, initiatives and results in the areas of human capital management (other than those within the purview of other committees of the Board); and
•establishing and reviewing general policies relating to the compensation and benefits of our employees.
Our Compensation Committee may delegate authorities to subcommittees as it deems appropriate and to the extent permitted under Nasdaq listing standards, and applicable laws, rules and regulations, along with our corporate governance documents.
Nominating and Corporate Governance Committee
The purpose of our Nominating and Corporate Governance Committee is to identify, consider and recommend candidates for membership on our Board, develop and recommend corporate governance policies, oversee the evaluation of our Board and assist our Board with respect to corporate governance matters. As more fully described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:
•identifying, evaluating and recommending nominees to our Board and committees of our Board;
•conducting searches for appropriate directors;
•evaluating the performance of our Board, of the committees of our Board and of individual directors;
•annually review each director’s time commitments and ability to properly discharge their duties;

•considering and making recommendations to the Board regarding the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting;
•reviewing our Restated Certificate of Incorporation and Restated Bylaws;
•reviewing litigation and other legal matters on a periodic basis that could have a significant impact on the Company;
•overseeing our corporate social responsibility and sustainability program; and
•making recommendations to our Board concerning corporate governance matters.

Special Committee - CEO Search Committee
In January 2025, the Board created the CEO Search Committee comprised of directors Julius Genachowski (Chair), Karen Boone, Joanna Coles, and Bracken Darrell. The committee held 14 meetings in Fiscal 2025 and was tasked with assisting the Board in identifying and evaluating CEO candidates following the departure of our prior CEO. In July 2025, the CEO Search Committee recommended to the Board that Tom Conrad be appointed CEO.
Board Diversity
Our Board seeks members from diverse professional backgrounds who combine a strong professional reputation and knowledge of our business and industry with a reputation for integrity. Our Board does not have a formal policy with respect to diversity and inclusion. Diversity of experience, expertise and viewpoints is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to our Board. Further, our Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. We believe that the current composition of our Board reflects our commitment to diversity in the areas of gender, ethnicity and professional background.
CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Corporate Governance Guidelines set forth our policies and procedures related to corporate governance and cover topics including director qualifications and responsibilities, Board composition and management, and succession planning. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://investors.sonos.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website.
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board, officers and employees. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at https://investors.sonos.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.
Insider Trading Policy
We maintain an insider trading policy (the "Insider Trading Policy") governing the purchase, sale and other dispositions of our securities by our executive officers, directors, employees, consultants and independent contractors, including their respective immediate family members and affiliates, and the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards applicable to us. Our Insider Trading Policy prohibits trading while in possession of material nonpublic information and during blackout periods. Our Insider Trading Policy requires all executive officers and directors of the Company to trade in Company securities pursuant to a stock trading plan adopted pursuant to Exchange Act Rule 10b5-1 and includes pre-clearance procedures for certain other specified employees who have regular access to material nonpublic information about the Company in the normal course of their duties. Our Insider Trading Policy also prohibits hedging transactions and only allows for pledging our common stock in limited circumstances, subject to the approval of our Compliance Officer.
Our Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K filed with the SEC on November 15, 2024.

Board Leadership Structure
Our Corporate Governance Guidelines provide that the roles of Chair and Chief Executive Officer may be either separate or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of our company. When determining the leadership structure that will allow the Board to effectively carry out its responsibilities and best represent our stockholders’ interests, the Board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices. In the event that our Chief Executive Officer holds the Chair position, our Board will designate a “lead independent director” by a majority vote of the independent directors, which “lead independent director” shall have the responsibilities set forth in our Corporate Governance Guidelines.
Currently, Julius Genachowski, an independent director, serves as our Chair. Our Board believes that separating the positions of Chief Executive Officer and Chair allows our Chief Executive Officer to focus on setting our strategic direction and over-seeing our day-to-day business, while allowing the Chair to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. In addition, we believe that this structure enhances the independent oversight of the Company, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company and increases objectivity of the Board’s evaluation of the Chief Executive Officer role. Mr. Genachowski has been the Chair of our Board since May 2023, and Tom Conrad has served as our Chief Executive Officer since July 2025, following his service as Interim Chief Executive Officer from January 2025 to July 2025, and as a member of our Board since March 2017. Patrick Spence served as our Chief Executive Officer from January 2017 to January 2025.
Our Corporate Governance Guidelines provide the flexibility for our Board to modify this leadership structure as appropriate.
Presiding Director of Non-Employee Director Meetings
Our non-employee directors meet regularly in scheduled executive sessions without management to promote open and honest discussion. Our Chair, Mr. Genachowski, is the presiding director at these meetings.
Board and Committee Self-Evaluations
Each year, the Board and its committees undergo a review and evaluation of their respective conduct and performance through a self-evaluation questionnaire that assesses, among other things, composition and structure, responsibilities and processes, meetings and materials, and management interactions. Our evaluation process is designed to identify ways in which to enhance the performance of the Board and its committees and to identify specific areas, if any, in need of improvement or strengthening. The Chair of our Nominating and Corporate Governance Committee oversees the evaluation process, which currently includes individual interviews with each director and a report of the results to the full Board.
Board Time Commitments
As part of responsibilities under its charter, the Nominating and Corporate Governance Committee reviews on an annual basis directors’ time commitments and ability to discharge their duties, as described in our Corporate Governance Guidelines. In addition, the Nominating and Corporate Governance Committee reviews the appropriateness of a director’s continued service in the event of a material change in his or her other responsibilities. A director is also required to notify us in advance of accepting other public company board appointments.
Directors’ service on public company boards is reviewed on an annual case-by-case basis by the Nominating and Corporate Governance Committee, with our Corporate Governance Guidelines providing that no director shall serve on more than five public company boards, including the Board, and that our CEO shall not serve on more than two public company boards, including the Board. Directors also are expected to limit the number of other boards, including non-profits, on which they serve in order to devote adequate time and effort to their Board responsibilities.
Our Board’s Role in Risk Oversight
Our Board as a whole has responsibility for risk oversight. Our Board exercises this risk oversight responsibility directly and through its committees. The risk oversight responsibility of our Board and its committees is informed by reports from our management teams and from our internal audit department that are designed to provide visibility to our Board about the identification, assessment and management of key risks, and our management’s risk mitigation strategies.

Risk Oversight Structure

The Board

Our Board has primary responsibility for evaluating the most significant risks applicable to the Company, including:
•strategic, financial and operational risks including related to our annual business plan and product strategy;
•senior management succession planning;
•business or financial risks, including related to significant transactions and liquidity and credit; and
•brand or reputational risks, including those related to human capital management.

Board Committees

The Board’s committees oversee delegated responsibilities for specific risks as follows:

Our Audit Committee assists our Board with risk oversight and has primary responsibility for:
•oversight of our major financial and risk exposures;
•oversight of our major business risk exposures, including those related to our supply chain, information security and technology, cybersecurity, ESG, climate and data privacy;
•establishing procedures and overseeing the review of our ethics and compliance program and the Company’s compliance with legal and regulatory requirements;
•discussing guidelines and policies with respect to assessing and managing risk with management and our independent auditor;
•our internal control over financial reporting;
•our disclosure controls and procedures; and
•oversight of processes to identify material risks, including through our enterprise risk management program.

Our Compensation Committee has responsibility for:
•evaluating risks arising from our compensation and people policies and practices; and
•oversight of the Company’s policies and strategies relating to human capital management, including talent development, culture and employee engagement.

Our Nominating and Corporate Governance Committee has responsibility for:
•evaluating risks relating to our corporate governance practices, including related to Board structure, composition, independence and evaluation;
•periodic review of litigation and other legal matters that could have a significant impact on the Company; and
•oversight of matters that could have an impact on the Company’s business activities, performance and reputation, including the Company’s public policy activities and corporate social responsibility and sustainability programs.

Management

Our management team implements and supervises processes to manage risks in the day-to-day operations of our business. These processes are coordinated through its legal, internal audit and other functions which, along with management, regularly report to the Board and its committees on risks that are material to the Company.
Enterprise Risk Management Program
The Board and Audit Committee also review and discuss with management the Company’s findings from its annual enterprise risk management program, a process led by our internal audit department for considering a broad range of risks to the business. The enterprise risk management process takes into account feedback from senior business leaders and identifies and evaluates trends and concerns. Through the process, risks are evaluated in light of their probability and severity. The Board is kept apprised of ongoing management and mitigation efforts related to key risks.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee in Fiscal 2025 was at any time during Fiscal 2025 one of our officers or employees (other than Tom Conrad who resigned from the Compensation Committee effective January 12, 2025 in connection with his appointment as Interim CEO effective January 13, 2025), and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During Fiscal 2025, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee.
Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During Fiscal 2025: (i) our Board met eighteen (18) times; (ii) our Audit Committee met seven (7) times; (iii) our Compensation Committee met three (3) times; and (iv) our Nominating and Corporate Governance Committee met three (3) times.
During Fiscal 2025, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. Five out of seven directors attended our 2025 Annual Meeting held on March 11, 2025.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board or a specific member of our Board (including our Chair) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.
The address for these communications is:
Sonos, Inc.
301 Coromar Drive
Santa Barbara, CA 93117
Attn: Corporate Secretary
Stockholder Engagement
We actively engage with major stockholders of the Company, which has been our practice since our initial public offering in 2018. Starting in 2022, we launched a formalized stockholder outreach program designed to solicit feedback from the Company’s stockholders with respect to a number of topics related to our corporate governance structure and policies and executive compensation program. This effort supplements the ongoing communications between our management and stockholders. The results of the stockholder outreach campaign and the feedback we received are discussed with our Nominating and Corporate Governance Committee, particularly with respect to our corporate governance structure, and subsequently shared with our Board. We intend to engage in a stockholder outreach effort in connection with the Annual Meeting.
During fall 2025, we engaged in an outreach campaign focused on our executive compensation program in light of our say-on-pay vote at our 2025 Annual Meeting of Stockholders, which received approximately 56% support, excluding abstentions and broker non-votes. We reached out to stockholders representing approximately 58% of our outstanding shares, which included all of our top 10 stockholders, to invite them to discuss our executive compensation programs and stockholders representing approximately 35% of our outstanding shares accepted our offer to provide feedback. A member of our Compensation Committee participated in a significant majority of these calls. Additional information about this outreach, as well as actions we took in response to the 2025 say-on-pay vote and this outreach campaign, can be found on page 40 in "Compensation Discussion and Analysis."

Sustainability & Impact
Overview
Sonos’ Sustainability and Impact programs aim to make a positive contribution to society and the environment. We have established five pillars across our Environmental, Social, and Governance work: Sustainability, Diversity, Equity & Inclusion, Supply Chain Responsibility, Privacy & Cybersecurity, and Social Impact.
Taking Climate Action
One important focus for Sonos is reducing greenhouse gas emissions across our operations and value chain while delivering the premium sound experience our customers know and expect. In Fiscal 2021, we established a Climate Action Plan centered on reducing our emissions and guiding our efforts toward those goals.
As part of our Climate Action Plan, we conduct annual carbon footprint assessments. This year, our carbon footprint assessment measured our Fiscal 2024 emissions and the results showed a minor increase in our impact areas compared to Fiscal 2023 primarily due to improved power consumption data from our suppliers. As with previous years, product energy use remained the largest share of our footprint. Still, emissions from this category fell by 11% compared to Fiscal 2023, resulting mainly from lower sales volumes and greater product energy efficiency.
In Fiscal 2025, we updated our climate-related risk and opportunities assessment designed in line with the Task Force on Climate-Related Financial Disclosures ("TCFD") framework to reflect our current sustainability strategy and the most relevant risks and opportunities to our business. Our assessments found that Sonos’ exposure to climate-related risks remains low.
Product Sustainability
Designing products that last and reducing their environmental impact is integral to our sustainability mission. We built sustainable features into both of our Fiscal 2025 marquee products: Arc Ultra and Sub 4. These devices are significantly more energy efficient than previous generations. As standalone speakers, Sub 4 consumes 47% less idle energy than Sub (Gen 3) and Arc Ultra consumes 20% less idle energy than Arc.
For products in development, we continue to focus on creating long-lasting devices, incorporating recycled and renewable materials, and designing energy-saving solutions. We conduct life cycle assessments, analyzing product impacts holistically from raw material extraction through end-of-life. The findings help us understand how design decisions affect environmental outcomes and identify areas of improvement. Based on these third-party verified assessments, we release in-depth Product Environmental Reports on our website that detail the environmental footprint of our new products.
We also deliver award-winning packaging that utilizes Forest Stewardship Council (FSC®) certified fibers and sustainably sourced materials to replace plastics from the unboxing experience. In Fiscal 2025, our Sonos Ace packaging was awarded first place in The Dieline’s In-House Design category. Made from FSC® certified kraft paper and without virgin plastic, 100% of the materials used in Ace’s packaging are sustainably sourced.
Supply Chain Audits
We source materials and services globally to create our high-quality products, collaborating with suppliers who share our dedication to social and environmental responsibility. We are a member of the Responsible Business Alliance ("RBA"), an industry coalition focused on continually improving social and environmental standards across global supply chains. Our involvement with the RBA allows us to monitor suppliers in real-time and gain valuable insights into our global operations. In Fiscal 2025, we upgraded our RBA membership, setting more stringent requirements for our supplier on labor, health and safety, environmental practices, and ethics. Our involvement with the RBA allows us to utilize their leading standard for on-site compliance and verification which provides rigorous, shareable assessments conducted by independent third-party firms. We prioritize engaging with major suppliers that represent 80% of our supply chain spend to ensure alignment with our Supplier Code of Conduct. If a noncompliance is identified, we will work with our suppliers to take corrective action. In rare instances where a noncompliance is not corrected, we will terminate our business with that supplier.
Global Inclusion
As part of our Global Inclusion efforts, we recruit, retain, and support employees from all backgrounds. Global Inclusion principles are integrated into our operations, culture and business strategy. By welcoming different perspectives, we are better positioned to expand our audience, reach new markets, and strengthen our impact.

Our user research, beta testing, and accessible design teams continually refine our products to be more intuitive and adaptable. In Fiscal 2025, our audio team collaborated with the UK’s Royal National Institute for Deaf People to develop an improved speech enhancement feature for Arc Ultra. By learning directly from individuals with hearing loss, we applied their insights with our artificial intelligence ("AI")-powered technologies to deliver excellent sound experiences for a wider range of listeners.
Privacy & Cybersecurity
We deeply respect our customers’ privacy. Our approach to privacy is described in our privacy statement. For cybersecurity, our approach includes technical and organizational measures to protect customer information, which includes operating a robust vulnerability disclosure program. We welcome and encourage feedback on our security practices, and each vulnerability concern reported to us is thoroughly investigated and addressed by our information security team.
Social Impact
Our philanthropic support includes grants, product donations, and employee volunteering. To target our support most effectively, our social impact program, Sonos Soundwaves, has three main focus area: advancing environmental preservation, promoting inclusivity in the audio industry, and supporting youth music and STEM education programs.
Governance
Our Nominating and Corporate Governance Committee has oversight of our corporate social responsibility and sustainability program, and our Audit Committee has oversight over ESG disclosures and risk. In November 2025, we released our Listen Better Report for Fiscal 2025, offering a detailed overview of our ESG efforts described above. A copy of this report is available on the sustainability section of our Investor Relations website and at sustainability.sonos.com.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election to our Board at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on our Board. New candidates may be identified through recommendations from existing directors or members of management, consultants or third-party search firms, discussions with other persons who may know of suitable candidates to serve on our Board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other Board members, and discussions within the committee and the full Board. The Nominating and Corporate Governance Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be appointed by the Board to fill a vacancy.
The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our Board is set forth below under “Stockholder Proposals and Nominations for the 2027 Annual Meeting.”
Director Qualifications
In accordance with its charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee develops and recommends to our Board appropriate criteria, including desired qualifications, expertise, skills and characteristics, for selection of new directors and periodically reviews the criteria adopted by our Board and, if appropriate, recommends changes to such criteria.
Board Refreshment
As part of the Board’s ongoing process to add experience and skill sets that support the oversight and execution of our business strategy, the Board has undergone significant refreshment in recent years, appointing six new independent directors since 2024.

Key Qualifications and Experiences
We have identified key qualifications and experiences that are important to be represented on the Board, in light of the Company’s business model and expected future strategy. The table below summarizes how these key qualifications and experiences are related to our Company’s business.

Key Qualification/Experience

Emerging Technology and Innovation	Valuable expertise given our highly competitive and evolving industry and emerging technologies such as AI. Provides guidance in our efforts to continuously innovate our proprietary audio products, software and platform.

Business Development and Partnerships	Provides insight into developing and implementing business growth strategies in our efforts to execute on our growth strategy, including by deepening our relationships with our current partners, expanding our partner ecosystem and potentially executing on acquisitions.

Product Leadership	Leadership experience and expertise in product strategy and design, supply chain and logistics, and organic and inorganic growth as a C-Suite leader at a public or large private technology company to provide insight as we continue in our efforts to continuously innovate and release compelling products.

Consumer Sales and Marketing	Provides expertise and guidance as we execute on our growth strategy to expand our installed base and execute sharper and more resonant marketing campaigns that articulate our brand story.

Global Business and Operating	Valuable given our global operations, R&D, manufacturing, global supply chain and global sales, with 40.7% of our Fiscal 2025 revenue outside of the United States, as well as our international expansion efforts.

Finance and Accounting	Knowledge of financial management, financial reporting and capital allocation processes provides valuable oversight of our financial management, capital allocation, efforts to improve operational efficiencies, and financial reporting and internal controls.

Government and Regulatory	Experience engaging with regulators as part of a business and/or through positions with governments and regulatory bodies is a valuable asset as we navigate global regulatory regimes and execute on our strategy for protecting our intellectual property and resisting anti-competitive conduct by large tech platforms.

Public Company Board	Provides understanding of good public company board and corporate governance practices, board dynamics and operations, the board-CEO/senior management relationship, stakeholder expectations and responsiveness, and appropriate oversight as we execute on our transformation initiatives and growth strategy as a public company.

Executive Leadership	Provides judgment, experience and counsel to our management team as a current or former CEO of a publicly traded entity or large private company.

Compliance and Risk Management	Experience with compliance and risk management, including with respect to cybersecurity, data privacy, climate risks and/or corporate ethics provides valuable knowledge and guidance to the Board in its oversight of the company’s cybersecurity and product security risks.

Human Capital Management	Of importance to attracting and retaining top talent in a highly competitive and evolving market for technology talent, including internationally in areas such as AI, as we seek to deliver on our growth strategy and transformation initiatives.
Board Diversity
As discussed above, our Board seeks members from diverse professional backgrounds who combine a strong professional reputation and knowledge of our business and industry with a reputation for integrity. Our Board does not have a formal policy with respect to diversity and inclusion. Diversity of experience, expertise and viewpoints is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to our Board. Further, our Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. Our Board also seeks members that have experience in positions with a high degree of responsibility or are, or have been, leaders in the companies or institutions with which they are, or were, affiliated, but may seek other members with different backgrounds, based upon the contributions they can make to our company.

PROPOSAL ONE: ELECTION OF DIRECTORS
In accordance with our Restated Certificate of Incorporation and our Restated Bylaws, the size of our Board is currently set at ten directors and is divided into three classes, with staggered three-year terms. Directors in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class III and Class I expire at our annual meetings of stockholders to be held in 2027 and 2028, respectively.
At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that each of the three nominees named below be elected as a Class II director for a three-year term expiring at our 2029 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. There are no family relationships among our directors and executive officers.
NOMINEES TO OUR BOARD OF DIRECTORS
The nominees, their ages as of January •, 2026, biographical information and lengths of service on our Board are set forth below.

Class II Director Nominees

Tom Conrad
Age: 56 Director since: March 2017 Other Public Company Boards: None
Key Skills and Qualifications:
Tom Conrad was selected to serve as a member of our Board due to his expertise in the design, development and innovation of a diverse range of software-based and consumer-focused technology products and those involving audio content. Mr. Conrad also has extensive C-Suite experience, including at the CEO level, experience leading and building product teams in the consumer technology and content industries and brings a unique perspective to the Board as our Chief Executive Officer.
Experience:
Mr. Conrad has served as our Chief Executive Officer and President since July 2025 and previously served as our Interim Chief Executive Officer and President from January 2025 to July 2025. Prior to that, he served as the Chief Executive Officer of Zero Longevity Science, Inc. (formerly Big Sky Health), maker of the metabolic health app Zero, from November 2021 to January 2025. He previously served as the Chief Product Officer of Quibi, a short form streaming service, from March 2019 to January 2021. Mr. Conrad was the Vice President of Product at Snap Inc., a camera and social media company, from March 2016 to March 2018. Prior to Snap, Mr. Conrad served as the Chief Technology Officer and Executive Vice President of Product of Pandora Media, Inc., a streaming music service company, from July 2004 to July 2014.
Mr. Conrad holds a B.S.E in computer science from the University of Michigan.

Julius Genachowski
Age: 63 Director since: September 2013, Chair since May 2023 Committees: Audit Compensation and People Nominating and Corporate Governance Other Public Company Boards: Mastercard Incorporated Mattel Inc.
Key Skills and Qualifications:
Julius Genachowski was selected to serve on our Board due to his expertise in government and regulatory matters, including as Chairman of the Federal Communications Commission; experience as a C-suite executive, investor and board member in the technology, communications and media industries, including experience with consumer technology and content; his global perspectives and experiences in various roles; his finance and transactional experience as an executive and investor; and his risk oversight and corporate governance experience, including serving on the board of directors of public companies and on Audit (as chair) and Risk Committees.
Experience:
Mr. Genachowski is a Senior Advisor at The Carlyle Group, a global investment firm, a position he has held since January 2024; from 2014 through 2023 Julius was a Partner and Managing Director at Carlyle. He served as the Chairman of the U.S. Federal Communications Commission from 2009 to 2013. He has held senior executive positions at IAC/InterActiveCorp, an internet, e-commerce and media company. He currently serves on the board of directors of Mastercard Incorporated, a global technology company in the payments industry, where he chairs the Audit Committee, and of Mattel Inc., a leading global toy and family entertainment company. He previously served on the board of directors of Sprint Corporation, a communications company, from August 2015 until April 2020. He also served on the President’s Intelligence Advisory Board under President Obama, and has served on the staff of then-Representative Charles Schumer and on the staff of the U.S. House Select Committee on the Iran-Contra Affair.
Mr. Genachowski holds a B.A. in history from Columbia University and a J.D. from Harvard Law School, and served as a law clerk to U.S. Supreme Court Justice David H. Souter.

Carmine Arabia
Age: 56 Director since: January 2026 Other Public Company Boards: None
Key Skills and Qualifications:
Carmine Arabia was selected to serve on our Board because of his expertise in product operations, engineering, manufacturing, supply chain, and launch execution on a global scale and in evolving technologies including AI. Mr. Arabia brings more than 30 years of experience across consumer electronics, enterprise hardware, and electronic manufacturing services and unmatched experience scaling complex connected hardware portfolios.
Experience:
Mr. Arabia has served as a senior executive at Meta Platforms, Inc., a technology company, since 2018, where he leads Hardware and Operations for consumer electronic devices and oversees global engineering operations, manufacturing, sourcing, quality, logistics, and supply chain execution for high-volume products. Previously, he served as Vice President, Product Operations at Amazon Lab126 and as Senior Vice President, Global Manufacturing and Supply Chain Management at BlackBerry Limited.

Mr. Arabia holds a mechanical engineering degree from the University of Toronto.

Class III Directors
Jonathan Mildenhall
Age: 58 Director since: January 2024 Committees: Compensation and People Other Public Company Boards: None
Key Skills and Qualifications:
Jonathan Mildenhall was selected to serve on our Board because of his deep expertise in consumer brand strategies, global marketing campaigns and initiatives, design, and advertising. Mr. Mildenhall has a long track record of driving innovative and successful approaches in each of these disciplines, and is also known for helping companies broaden their appeal to diverse audiences.
Experience:
Mr. Mildenhall is currently the Chief Marketing Officer of Rocket Companies Inc., a position he has held since January 2024. He is the Co-Founder and Executive Chairman of TwentyFirstCenturyBrand, a consumer brand strategy and marketing consultancy firm. He also serves on the board of Fanatics, Inc. and previously served on the board of Peloton Interactive, a connected fitness company, from February 2022 to December 2023 and the board of Northern Star Investment Corp. IV, a special purpose acquisition company, from March 2021 to September 2023. Prior to co-founding TwentyFirstCenturyBrand, Mr. Mildenhall served as Chief Marketing Officer of Airbnb from 2014 to 2018. Before Airbnb, Mr. Mildenhall led The Coca-Cola Company’s marketing initiatives as Senior Vice President of integrated marketing communication and design excellence from 2013 to 2014 and as Senior Vice President of global advertising strategy and content excellence from 2007 to 2013. Earlier in his career, Mr. Mildenhall served in various management positions in marketing and advertising.
Mr. Mildenhall holds a Higher National Diploma in Business and Finance from The Manchester Metropolitan University. He completed the Advanced Management Program at Harvard Business School, and holds an Honorary Doctorate in Business Administration from The Manchester Metropolitan University.

Hugo Barra
Age: 49 Director since: April 2025 Other Public Company Boards: None
Key Skills and Qualifications:
Hugo Barra was selected to serve on our Board because of his deep expertise in product management and development, global operations and expansion, and evolving technologies including AI. Mr. Barra is a world-class technologist with senior executive experience at several of the most important and successful consumer tech companies and a proven ability to turn cutting-edge innovation into great products.
Experience:
Mr. Barra is currently the co-founder and head of product at /dev/agents, a software company building a next-generation operating system for AI agents, a position he has held since October 2024. Prior to co-founding /dev/agents, Mr. Barra was co-founder and CEO at Detect, a biotech startup focused on ultra low-cost molecular diagnostics, from 2020 to August 2023. Previously, Mr. Barra led the Oculus VR division at Meta as Vice President from 2017 to May 2021. Before Meta, Mr. Barra was Vice President at Xiaomi overseeing global operations and the company's expansion beyond China to become the world's 3rd largest smartphone manufacturer. Prior to Xiaomi, Mr. Barra was Vice President for Android product management at Google and led the Android ecosystem from nascency through its first billion users.

Mr. Barra holds a B.S. in Management Science and a M.Eng in Computer Science and Electrical Engineering from Massachusetts Institute of Technology.

Mandy Fields
Age: 45 Director since: January 2026 Other Public Company Boards: Within the past five years: Allbirds, Inc.
Key Skills and Qualifications:
Mandy Fields was selected to serve as a member of our Board given her public company management experience, operational expertise, financial management acumen, and experience growing brands through cross-functional collaboration. Ms. Fields adds rigorous financial leadership shaped by building a culturally resonant consumer brand.
Experience:
Ms. Fields has served as Chief Financial Officer of e.l.f. Beauty, Inc., a publicly traded cosmetics company, since April 2019. Previously, she served as Chief Financial Officer of Beverages & More, Inc. (doing business as BevMo!), a beverages retailer, from June 2016 to April 2019. Prior to BevMo! Ms. Fields held various roles at Safeway, an Albertsons banner, as well as at Gap Inc. and JPMorgan. She previously served on the board of directors and as Audit Committee Chair of Allbirds, Inc., a retail apparel and fashion company, from October 2020 to September 2024. She was recently named to the Board of Directors of TruStage, an insurance and financial services provider.

Ms. Fields holds a B.S. in Finance from Indiana University's Kelley School of Business.

Class I Directors

Karen Boone

Age: 52 Director since: June 2017 Committees: Audit Compensation and People Other Public Company Boards: Peloton Interactive Rivian Automotive CoreWeave
Key Skills and Qualifications:
Karen Boone was selected to serve as a member of our Board given her background as a C-Suite and finance executive in the consumer sector. Ms. Boone has extensive experience in complex accounting matters, strategic and financial planning, and governance and risk oversight, including cybersecurity and product safety and compliance. She has significant global operating experience having overseen the finance, accounting, investor relations, human resources and legal functions at the leading home furnishings retailer, RH. Ms. Boone is a seasoned director, serving on several public and private company boards and on the Audit Committee (as chair) of several public company boards.
Experience:
Ms. Boone most recently served as the Interim Co-CEO and Co-President of Peloton Interactive, a connected fitness company, from May 2024 to January 2025. Ms. Boone served as the President, Chief Financial and Administrative Officer of RH (formerly Restoration Hardware, Inc.), a home furnishings company, from May 2014 until August 2018, and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to June 2012, she held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. She currently serves on the board of directors of Peloton Interactive, a connected fitness company, Rivian Automotive, an automotive technology company, CoreWeave, an AI cloud computing company, and several private companies.
Ms. Boone holds a B.S. in business economics from the University of California, Davis.

Joanna Coles

Age: 63
Director since: February 2020
Committees:
Nominating and Corporate Governance

Other Public Company Boards:
Current: Snap, Inc.
Within the past five years:
Bark, Inc.
Northern Star Investment Corp. II
Northern Star Investment Corp. III
Northern Star Investment Corp. IV

Key Skills and Qualifications:
Joanna Coles was selected to serve as a member of our Board given her media leadership, extensive experience in partnerships and in content across all forms of media, and expertise in brand development and marketing, including by reaching diverse audiences. Ms. Coles serves on a number of boards at the intersection of culture and commerce, helping Sonos tap into unique partnerships, and build a global brand.
Experience:
Ms. Coles is the Chief Content Officer of The Daily Beast, an American news website focused on politics, media, and pop culture, a position she has held since April 2024. She is also the Executive Producer of The Bold Type, available on Hulu in the US and Netflix globally and inspired by her career. Previously, Ms. Coles served as chairperson and Chief Executive Officer of Northern Star Acquisition Corp. from July 2020 until its merger with Bark, Inc. in June 2021, Chief Content Officer of Hearst Magazines from September 2016 to August 2018, overseeing editorial for Hearst’s 300 titles globally, and as Editor-in-Chief of Cosmopolitan from September 2012 to September 2016. She edited Marie Claire magazine from April 2006 to September 2012. Ms. Coles worked for The Times of London from September 1998 to September 2001 and served as New York Bureau Chief for The Guardian from 1997 to 1998. She currently serves on the board of directors of Snap, Inc., a camera and social media company. Previously, Ms. Coles served as a director of Bark Inc., Northern Star Investment Corp. II, Northern Star Investment Corp. III, Northern Star Investment Corp. IV, and the Fallen Journalist Memorial Fund.

Ms. Coles holds a B.A. in English and American literature from the University of East Anglia.

Bracken Darrell

Age: 62 Director since: February 2024 Committees: Audit Other Public Company Boards: VF Corporation
Key Skills and Qualifications:
Bracken Darrell was selected to serve on our Board because of his long track record of building enterprise value, expertise in building world-class products, enhancing and elevating design capabilities and innovation, and expanding into new categories, his consumer brand marketing experience with blue-chip companies, his experience as a purpose-driven leader, including at the CEO-level, and his deep international experience. Mr. Darrell is a demonstrated business leader with a strong track record of performance across multiple industries.
Experience:
Mr. Darrell has served as President and Chief Executive Officer of VF Corporation, one of the world’s largest apparel, footwear and accessories companies, since July 2023. Before joining VF Corporation, Mr. Darrell served for more than 10 years as president and chief executive officer of Logitech International, S.A., a multinational manufacturer of computer peripherals and software, beginning in January 2013. Prior to Logitech, Mr. Darrell held international leadership roles of increasing responsibility at Procter & Gamble, a multinational consumer goods corporation, where he was President of Braun globally, the Whirlpool Corporation, a multinational manufacturer and marketer of home appliances, where he was President of EMEA, and General Electric, a multinational conglomerate. He began his career with Arthur Anderson and then PepsiCo.
Mr. Darrell received a B.A. from Hendrix College and an MBA from Harvard Business School.

Joe Kennedy
Age: 66 Director since: January 2026 Other Public Company Boards: None
Key Skills and Qualifications:
Joe Kennedy was selected to serve as a member of our Board due to his extensive C-Suite experience, including at the CEO level, experience leading and building teams in the technology and content industries, long track record of building enterprise value, expertise in establishing and defining category-leading brands and experience building customer satisfaction. Mr. Kennedy is a seasoned public company CEO who has built and operated a category-defining technology business.
Experience:
Mr. Kennedy has served as Expert-in-Residence at Rippleworks, a non-profit pairing leaders in technology and business with promising social ventures, since 2018. Mr. Kennedy is the former Chairman, CEO, and President of Pandora. Prior to Pandora, Joe was the former President and Chief Operating Officer of E-Loan, and the former Vice President of Sales, Services, and Marketing for Saturn Corp.

Mr. Kennedy holds a B.S. in electrical engineering and computer science from Princeton University and a M.B.A. from Harvard Business School.

DIRECTOR COMPENSATION
Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee director during Fiscal 2025. Mr. Spence is not included in the table below, as he was employed as our CEO during a portion of Fiscal 2025 and received no compensation for his service as director. The compensation received by Mr. Spence as an employee is included in “Executive Compensation—Summary Compensation Table” below. Mr. Conrad is not included in the table below. Pursuant to Instruction 3 to Item 402(c) of Regulation S-K, Mr. Conrad's compensation as a non-employee director during Fiscal 2025 prior to his service as Interim CEO and then CEO is included in "Executive Compensation - Summary Compensation Table" below. Mr. Conrad does not, and did not in Fiscal 2025, receive additional compensation as a director of the Board while employed as CEO.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Hugo Barra (3)	—	142,984	142,984

Karen Boone	102,115	200,003	302,118

Joanna Coles	75,000	200,003	275,003

Bracken Darrell	75,000	200,003	275,003

Julius Genachowski	191,841	282,354	474,195

Jonathan Mildenhall	65,000	200,003	265,003

Michelangelo Volpi (4)	—	—	—
(1)The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units (“RSUs”) granted under our 2018 Equity Incentive Plan to our directors during Fiscal 2025, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”), excluding the effect of estimated forfeitures. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 2 to our audited consolidated financial statements included in our Annual Report. See footnote (1) to the Summary Compensation Table.
(2)Our non-employee directors held the following number of stock options and RSUs, each as of September 27, 2025:

Name	Shares Subject to Outstanding Stock Options	Shares Subject to Outstanding Stock Awards
Hugo Barra	—	16,626

Karen Boone	31,766	61,716*

Joanna Coles	—	15,427

Bracken Darrell	—	15,427

Julius Genachowski	47,652	51,705**

Jonathan Mildenhall	—	15,247

Michelangelo Volpi	—	—
*Includes 15,427 RSUs that are unvested and 46,289 RSUs that are vested but for which such director has elected to defer settlement until a later date.
**Includes 15,427 RSUs that are unvested and 36,278 RSUs that are vested but for which such director has elected to defer settlement until a later date.
(3)Mr. Barra joined our Board on April 7, 2025. Mr. Barra declined his cash retainer for his service on the Board in Fiscal 2025.
(4)Mr. Volpi declined to accept any compensation for his service on our Board in Fiscal 2025. Mr. Volpi resigned from our Board in April 2025.
Non-Employee Director Compensation Arrangements
Pursuant to an updated policy adopted by our Board in August 2025 and effective September 28, 2025, we pay each non-employee director an annual retainer fee of $75,000 (increased from $55,000) for service on our Board and additional annual retainer fees for services as follows:
•$75,000 for the Board Chair;
•$30,000 (increased from $20,000) for the Chair of our Audit Committee and $15,000 (increased from $10,000) for each of its other members;
•$25,000 (increased from $20,000) for the Chair of our Compensation Committee and $10,000 for each of its other members; and

•$20,000 for the Chair of our Nominating and Corporate Governance Committee and $10,000 for each of its other members.
In addition, following each annual meeting of stockholders, each non-employee director receives an annual equity grant of RSUs having a fair market value on the grant date equal to approximately $200,000, and the Board Chair receives an additional annual equity grant of RSUs having a fair market value on the grant date equal to approximately $75,000. Any non-employee director who is initially appointed to our Board receives an initial equity grant of RSUs having a fair market value on the grant date equal to approximately $200,000 at the time of appointment, subject to proration based on the date of appointment in the event that he or she is appointed on a date other than the date of the annual meeting of stockholders. In each case, the number of shares of our common stock subject to the grant of RSUs is determined by dividing $200,000 by the trailing 30 calendar day average of the closing price of our common stock on The Nasdaq Global Select Market. Each annual or initial grant of RSUs will vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the first annual meeting of stockholders following the date of grant, subject to the director providing services to us through the vesting date; provided, however, that in the event that a director ceases to provide services to us as a non-employee director other than for Cause (as defined in the 2018 Equity Incentive Plan (the “2018 Plan”)), his or her outstanding RSUs will vest on a pro rata basis based on the last day of service.
Non-employee directors are provided the opportunity to elect to defer settlement of all or a portion of the RSUs granted to them until a separation from service or a set date; in Fiscal 2025, Mr. Darrell elected to defer settlement of his annual equity grants. RSUs granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control, subject to the terms of our 2018 Plan. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and committees.
During Fiscal 2025, we also compensated members of our special CEO Search Committee for their service on such committee as follows: $25,000 for the Chair and $10,000 for each of its other members. In addition, Mr. Genachowski received an additional equity grant of RSUs having a fair market value on the grant date equal to approximately $75,000 to recognize the additional services he provided as Board Chair in Fiscal 2025, including with respect to the search and appointment of a new CEO of the Company. These RSUs vested immediately on the date of grant.
Director Stock Ownership Guidelines Policy
For a description of the Stock Ownership Guidelines Policy that applies to our directors, please see “Executive Compensation—Executive and Director Stock Ownership Guidelines Policy” below.
OUR BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF THE THREE CLASS II DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected KPMG as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending October 3, 2026, and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 3, 2026 requires the affirmative vote of a majority of the votes cast by stockholders. In the event that KPMG LLP is not ratified by our stockholders, the Audit Committee will review its future selection of KPMG LLP as our independent registered public accounting firm.
KPMG LLP audited our financial statements for the fiscal year ended September 27, 2025. Representatives of KPMG LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Our Audit Committee determined to submit its selection of the independent auditors to stockholders for ratification. This vote will ratify prior actions by the Audit Committee and will not be binding upon the Audit Committee. However, the Audit Committee may reconsider its prior appointment of the independent auditors or consider the results of this vote when it determines who to appoint as the Company’s independent auditors in the future.
PricewaterhouseCoopers LLP previously served as our independent registered accounting firm. On December 10, 2024, our Audit Committee dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm, effective as of such date. The reports of PricewaterhouseCoopers LLP on our financial statements for each of the two fiscal years ended September 28, 2024 and September 30, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for the fiscal years ended September 28, 2024 and September 30, 2023, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in their report. During the fiscal years ended September 28, 2024 and September 30, 2023, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, KPMG LLP periodically rotates the individuals who are responsible for our audit. In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during the fiscal year ended September 27, 2025. Our Audit Committee has determined that KPMG LLP’s provision of these services, which are described below, does not impair KPMG LLP’s independence from us. The below table sets forth the fees for services provided by KPMG LLP during Fiscal 2025 and by PricewaterhouseCoopers LLP for Fiscal 2024:

	Fiscal Year Ended
	September 27, 2025	September 28, 2024
Audit fees (1)	$1,528,790	$2,151,516
Audit-related fees (2)	—	—
Tax fees (3)	$134,265	—
Other fees (4)	$—	$22,000
Total fees	$1,663,055	$2,173,516
(1)Consists of fees rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.
(2)Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.
(4)Consists of fees for professional services other than those reported in the categories above, including access to resource materials and portals.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION (THE SAY-ON-PAY VOTE)
This stockholder advisory vote, commonly known as "say-on-pay," is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
The Board recommends a vote "FOR" the following resolution:
“RESOLVED, that the stockholders of Sonos, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and any related narrative discussion.”
The Compensation Discussion and Analysis, beginning on page 40, describes our executive compensation programs and the compensation decisions made by our Compensation Committee and Board for Fiscal 2025 with respect to our named executive officers. As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” our Compensation Committee believes that the most effective compensation program is designed to attract and reward talented individuals who possess the skills necessary to support our business objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals.
Our Board is asking you to support this proposal. Because your vote is advisory, it will not be binding. However, the Board and the Compensation Committee value the opinions of the Company’s stockholders and take them into consideration when making future decisions regarding named executive officer compensation.
At our 2025 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve the executive compensation of our named executive officers every year. The Board considered these voting results, and we currently intend to submit the executive compensation of our named executive officers to an advisory vote at our annual meeting of stockholders each year.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR: APPROVE AN AMENDMENT TO OUR RESTATED
CERTIFICATE OF INCORPORATION TO PHASE IN DECLASSIFICATION OF THE BOARD
Overview
After considering the advantages and disadvantages of declassification, including input from our stockholders, our Board and Nominating and Corporate Governance Committee have unanimously approved, and recommend that our stockholders approve, amending certain sections of our Restated Certificate of Incorporation to phase in the declassification of our Board (the “Declassification Amendment”), as described below and set forth in Annex B of this Proxy Statement. If our stockholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Proposal Four and Proposal Five are not cross-conditional. If Proposal Four is approved by the stockholders and Proposal Five is not approved by the stockholders, then the Restated Certificate of Incorporation will be amended to reflect the changes described below for Proposal Four.
Description of the Proposed Declassification Amendment
Currently, our Restated Certificate of Incorporation provides for a classified Board, divided into three classes of directors, with each class elected for a three-year term. The Declassification Amendment would eliminate the classification of the Board over a three-year period and provide for the annual election of all directors beginning at the annual meeting of stockholders to be held in 2029 (the "2029 Annual Meeting"). Board declassification would be phased-in over a three-year period, beginning at the annual meeting of stockholders to be held in 2027 (the "2027 Annual Meeting"), as follows:
•Nominees at this Annual Meeting will be elected to serve a three-year term ending at the 2029 Annual Meeting.
•    Directors whose terms end at the 2027 Annual Meeting will continue to serve until that meeting. At the 2027 Annual Meeting, they will be elected for one-year terms ending at the annual meeting of stockholders to be held in 2028 (the "2028 Annual Meeting").
•    Directors whose terms end at the 2028 Annual Meeting will be elected for one-year terms ending at the 2029 Annual Meeting.
•    At the 2029 Annual Meeting, all nominees presented for election to the Board will be elected to one-year terms.
Beginning with the 2029 Annual Meeting, all directors will stand for election at each annual meeting of stockholders for a one-year term expiring at the subsequent annual meeting of stockholders. The proposed amendment does not change the present number of directors or the Board's authority to change that number and to fill any vacancies or newly created directorships. While the declassification of our Board is being phased in, any director selected to fill a vacancy on the Board will serve for the same term as the remainder of the class to which the director is elected.
In addition, Delaware law provides that directors serving on boards of directors that are not classified may be removed with or without cause, whereas under Article VI of our current Restated Certificate of Incorporation, directors can only be removed for cause. Beginning with the 2029 Annual Meeting, when the Board would be fully declassified, the proposed amendment would permit stockholders to remove directors with or without cause, as required by Delaware law
The foregoing description is a summary and is qualified in its entirety by the full text of the Declassification Amendment included in Annex B. Stockholders should review Annex B, together with the Restated Certificate of Incorporation, which is included as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025. If our stockholders approve the Declassification Amendment to the Restated Certificate of Incorporation, the Board will make certain conforming changes to the Company’s Restated Bylaws.

Rationale
Our Board and Nominating and Corporate Governance Committee regularly review our corporate governance practices. Our Board believes that a classified board structure, which was implemented in August 2018 when we became a public company, promotes board continuity and stability, encourages directors to take a long-term perspective and reduces the Company's vulnerability to coercive takeover tactics. However, as our Company matures, our Board recognizes that our corporate governance practices should mature as well.
As we emerge from the transitional year of Fiscal 2025, we are committed to evolving our corporate governance to be more responsive to stockholders. As part of this commitment, we are submitting this Declassification Amendment for stockholder approval in this Proxy Statement. Our Board recognizes the sentiment among certain stockholders and members of the investment community in favor of annual elections and the benefit of providing stockholders an annual opportunity to express their views on the individual performance of each director and on the entire Board more frequently than with a classified board structure.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO PHASE IN DECLASSIFICATION OF THE BOARD.

PROPOSAL FIVE: APPROVE AN AMENDMENT TO OUR RESTATED
CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS
Overview
After considering the advantages and disadvantages of supermajority provisions, including input from our stockholders, our Board and Nominating and Corporate Governance Committee have unanimously approved, and recommend that our stockholders approve, amending certain sections of our Restated Certificate of Incorporation to eliminate certain supermajority voting requirements (the “Supermajority Amendment”), as described below and set forth in Annex B of this Proxy Statement. If our stockholders approve the proposed Supermajority Amendment, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Proposal Four and Proposal Five are not cross-conditional. If Proposal Five is approved by the stockholders and Proposal Four is not approved by the stockholders, then the Restated Certificate of Incorporation will be amended to reflect the changes described below for Proposal Five.
Summary of Proposed Changes
Currently, our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal, or adopt any provision in our Restated Bylaws and the following provisions of our Restated Certificate of Incorporation:

•the designation and rights of series of preferred stock;
•the authority of the Board and stockholders to adopt, amend or repeal our Restated Bylaws;
•the general powers, number, elections, terms, removals, vacancies of, or newly created directorships for, members of the Board;
•director and officer liability;
•actions by written consent of stockholders, special meetings of stockholders, and the required advance notice for director nominations and business to be brought by stockholders at meetings;
•the severability of our Restated Certificate of Incorporation;
•the amendment of our Restated Certificate of Incorporation; and
•the choice of forum for certain legal actions.
Consequently, if the Supermajority Amendment is approved, our Restated Certificate of Incorporation will not require that a proposed amendment, alteration, change or repeal of any provision in our Restated Bylaws or our Restated Certificate of Incorporation be subject to approval by a supermajority of our stockholders and will instead require the affirmative vote of the holders of a majority of our outstanding common stock entitled to vote as provided under applicable law.
The foregoing description is a summary and is qualified in its entirety by the full text of the Supermajority Amendment included in Annex B. Stockholders should review Annex B, together with the Restated Certificate of Incorporation, which is included as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025.

Rationale
Our Board and Nominating and Corporate Governance Committee regularly review our corporate governance practices. Our Board believes that supermajority voting requirements, which were implemented in August 2018 when we became a public company, can promote stability and protect stockholders by requiring broad stockholder support for certain fundamental changes. However, as our Company matures, our Board recognizes that our corporate governance practices should mature as well.
As we emerge from the transitional year of Fiscal 2025, we are committed to evolving our corporate governance to be more responsive to stockholders. As part of this commitment, we are submitting this Supermajority Amendment for stockholder approval in this Proxy Statement. Our Board recognizes the sentiment among certain stockholders and members of the investment community in favor of their removal. The Board therefore has determined that it is the appropriate time to give our stockholders a greater voice by facilitating their ability to effect changes to certain corporate and Board matters.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2025 by
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our non-employee directors and director nominees;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2025, shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2025 and RSUs that are vested as of December 31, 2025 and will be settled at a future date are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock is based on 120,860,884 shares of our common stock outstanding on December 31, 2025. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Sonos, Inc., 301 Coromar Drive, Santa Barbara, CA 93117.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

5% Stockholders:

The Vanguard Group (1) 100 Vanguard Blvd., Malvern, PA 19355	14,087,443	11.7%

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	17,112,298	14.2%

Coliseum Capital Management, LLC (3) 105 Rowayton Avenue Rowayton, CT 06853	14,930,280	12.4%

Non-Employee Directors and Nominees:

Carmine Arabia (4)	-	*

Hugo Barra (5)	-	*

Karen Boone (6)	97,885	*

Joanna Coles (7)	20,044	*

Bracken Darrell (7)(8)	34,025	*

Mandy Fields (4)	-	*

Julius Genachowski (9)	162,537	*

Joe Kennedy (4)	-	*

Jonathan Mildenhall (7)	12,120	*

Named Executive Officers:

Tom Conrad (10)	336,869	*

Patrick Spence (11)	1,018,523	*

Saori Casey (12)	189,277	*

Eddie Lazarus (13)	666,199	*

Nicholas Millington (14)	849,375	*

Shamayne Braman (7)	72,217	*

All executive officers and directors as a group (12 persons) (15)	1,518,956	1.25%
*Less than 1%
(1)This information regarding the beneficial ownership of The Vanguard Group is based on the Schedule 13G/A filed by such stockholder on February 13, 2024. The Schedule 13G/A indicates that The Vanguard Group has sole voting power over 0 shares, shared voting power over 232,150 shares, sole dispositive power over 13,724,116 shares and shared dispositive power over 363,327 shares.
(2)This information regarding the beneficial ownership of BlackRock, Inc. is based on the Schedule 13G/A filed by such stockholder on October 17, 2025. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power over 16,903,058 shares and sole dispositive power over 17,112,298 shares.
(3)This information regarding the beneficial ownership of Coliseum Capital Management, LLC is based on the Schedule 13G/A filed on November 14, 2025 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Adam Gray (“Gray”) and Christopher Shackelton (“Shackleton”). The Schedule 13G indicates that CCM, Gray and Shackelton have shared voting and shared dispositive power over 14,930,280 shares and CC and CCP have shared voting and shared dispositive power over 12,172,013 shares. According to this Schedule 13G, (i) CCM is the investment adviser to CCP, which is an investment limited partnership; CC is the General Partner of CCP; and Gray and Shackelton are the managers of CC and CCM, and (ii) CCM, CC, CCP, Gray and Shackleton may be deemed to be members of a group with respect to the common stock owned of record by CCP and a separate account managed by CCM (the “Separate Account”). CCP is reported in the Schedule 13G as the record owner of 12,172,013 shares of common stock and the Separate Account is the record owner of 2,758,267 shares of common stock.
(4)Each of Mr. Arabia, Ms. Fields and Mr. Kennedy joined the Board effective January 12, 2026.
(5)Mr. Barra joined the Board in April 2025.
(6)Consists of (i) 19,830 shares, (ii) 31,766 shares subject to stock options that are exercisable within 60 days of December 31, 2025, and (iii) 46,289 shares issuable upon the settlement of RSUs that are vested of December 31, 2025 and will be settled upon termination of service as a director.
(7)Consists entirely of shares of common stock.
(8)Includes fractional shares which have been rounded up to the nearest whole share.
(9)Consists of (i) 78,607 shares held in trusts of which Mr. Genachowski is the trustee and has sole voting and investment power with respect to such shares, (ii) 47,652 shares subject to stock options that are exercisable within 60 days of December 31, 2025, (iii) 25,622 shares issuable upon the settlement of RSUs that are vested of December 31, 2025 and will be settled upon termination of service as a director and (iv) 10,656 shares issuable upon the settlement of RSUs that are vested of December 31, 2025 and will be settled on January 1, 2028.
(10)Consists of (i) 286,212 shares, (ii) 31,766 shares subject to stock options that are exercisable within 60 days of December 31, 2025, (iii) 10,011 shares issuable upon the settlement of RSUs that are vested of December 31, 2025 and will be settled on January 1, 2026 and (iv) 8,880 shares issuable upon the settlement of RSUs that are vested of December 31, 2025 and will be settled on January 1, 2027.
(11)Consists entirely of shares subject to stock options that are exercisable within 60 days of December 31, 2025.
(12)Consists of (i) 142,712 shares and (ii) 46,565 shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2025.
(13)Consists of (i) 423,219 shares, (ii) 200,000 shares subject to stock options that are exercisable within 60 days of December 31, 2025 and (iii) 42,980 shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2025.
(14)Consists of (i) 484,530 shares, (ii) 350,642 shares subject to stock options that are exercisable within 60 days of December 31, 2025, and (iii) 14,203 shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2025.
(15)Consists of (i) 1,016,769 shares, (ii) 311,184 shares subject to stock options that are exercisable within 60 days of December 31, 2025, (iii) 89,545 shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2025, and (iv) 101,458 shares issuable upon the settlement of RSUs that are vested as of December 31, 2025 and will be settled at future date, held by all persons who are directors, nominees for director and/or current executive officers of Sonos as of the date of this Proxy Statement. Mr. Spence is not included as he departed as our Chief Executive Officer and as a member of our Board, effective January 13, 2025. Ms. Braman is not included as her employment was terminated by the Company, effective August 18, 2025. Mr. Millington is not included as the Company and Mr. Millington agreed that Mr. Millington's role with the Company will no longer include executive officer responsibilities, effective November 11, 2025, with Mr. Millington remaining the Company's Chief Innovation Officer.

EXECUTIVE OFFICERS
Our executive officers and their ages, as of January •, 2026 and biographical information are set forth below.

Name	Age	Position

Tom Conrad	56	Chief Executive Officer and Director

Saori Casey	58	Chief Financial Officer

Eddie Lazarus	66	Chief Legal and Business Development Officer

Our executive officers are designated by, and serve at the discretion of, our Board. There is no family relationship among any of the directors or executive officers.
Tom Conrad. For a brief biography of Mr. Conrad, please see “Proposal One: Election of Directors— Class II Director Nominees.”
Saori Casey has served as our Chief Financial Officer since January 2024. From July 2011 to December 2023, Ms. Casey served as Vice President of Financial Planning and Analysis and Investor Relations at Apple Inc., a designer and manufacturer of consumer electronics and a variety of services. Prior to that, Ms. Casey held various roles as a finance executive at Cisco Systems Inc., a communications technology manufacturer, for fifteen years. She has served on the board of directors of Houzz Inc., a leading platform for home remodeling and design company, since 2019, and also serves on the Audit Committee, as Chair, and the Compensation Committee. Ms. Casey holds a B.A. in Economics from the University of California, Santa Barbara, and an M.B.A. from Peter F. Drucker Graduate School of Management at the Claremont Graduate University, where she served as a member of the Drucker Advisory Board since 2018.
Eddie Lazarus has served as our Chief Legal Officer since January 2019 and was named Chief Business Development Officer in August 2025. He served as our Chief Strategy Officer from January 2024 to August 2025, our Corporate Secretary from January 2019 to August 2025, our Interim Chief Financial Officer from August 2022 to November 2022, and as our Chief Financial Officer from November 2022 to January 2024. From January 2013 to December 2018, Mr. Lazarus served as the Executive Vice President, General Counsel and Corporate Secretary of Tribune Media Company. Prior to Tribune, Mr. Lazarus worked as an independent consultant and attorney from February 2012 to January 2013 and served as the Chief of Staff to the Chairman of the Federal Communications Commission from June 2009 to February 2012. From 2000 to 2009, Mr. Lazarus practiced law at Akin Gump Strauss Hauer & Feld LLP. Mr. Lazarus holds a B.A. from Yale University and a J.D. from Yale Law School. Since 2015, Mr. Lazarus has served on the board of directors of the Sequoia Fund, a mutual fund.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides context for the policies and decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for our named executive officers (“NEOs”). For Fiscal 2025, our NEOs were: Tom Conrad, Chief Executive Officer; Patrick Spence, Former Chief Executive Officer; Saori Casey, Chief Financial Officer; Eddie Lazarus, Chief Legal and Business Development Officer; Nicholas Millington, Chief Innovation Officer; and Shamayne Braman, Former Chief People Officer. In this CD&A, “Compensation Committee” refers to the Company’s Compensation and People Committee and “CEO” refers to Mr. Conrad unless explicitly stated otherwise.

Fiscal 2025 CD&A Highlights

•Fiscal 2025 was a positive transitional year for Sonos. We restored the quality of our software, drove efficiencies and financial discipline into every aspect of our operations, reorganized the way we work and executed on our pivotal transformation initiative. We restructured our leadership team, including through the appointment of our new CEO. We made changes to our compensation program to support our priorities during this transition period and to be responsive to stockholder feedback.
•For Fiscal 2025, our revenue was $1,443.3 million, our GAAP gross margin was 43.7%, we had a GAAP net loss of ($61.1) million, and our Adjusted EBITDA was $132.3 million, an increase of 23% year over year. Our GAAP and non-GAAP operating expenses declined by 8% and 10%, respectively, on a reported basis and by 16% and 17% on a normalized basis. We also returned $81 million to stockholders through share repurchases. See Annex A for a reconciliation of non-GAAP to GAAP measures.
•Our annual incentive plan results for Fiscal 2025 were based 100% on objective financial performance goals, with the payout under this plan further subject to a determination by the Compensation Committee, using objective metrics, that the quality of our software and customer experience had been substantially restored in Fiscal 2025 following release of the Company’s redesigned app in May 2024.
•We link pay to performance and stockholder interests by heavily weighting compensation to short-term cash incentive awards and long-term equity awards that are tied to the value of our stock and financial targets. In Fiscal 2025, 90% of target CEO compensation and 85% of the target compensation for our other named executive officers who were employed for the full fiscal year, on average, was composed of variable, at-risk compensation elements.
•Our incentive compensation program in Fiscal 2025 incorporated different financial metrics for PSU achievement than our annual cash incentive plan, a change from prior years that also reflects feedback we received from stockholders. We chose these differentiated metrics to recognize both the short- and long-term impacts of executing on operational efficiencies in Fiscal 2025 and over a longer period, lowering our expense base and driving profitability.
•The PSUs granted to our new CEO in connection with his appointment are subject to a multi-year relative TSR performance goal (40% of the award) in addition to two one-year financial performance goals (a combination of 60% of the award). The Compensation Committee revised the design of this PSU grant in order to further align the interests of our CEO with those of our stockholders over a longer-term period and chose relative TSR to further align our CEO's compensation with stock price performance. In addition, the PSUs granted to all of our executive officers in Fiscal 2026 are subject to a relative TSR performance goal measured over three years (40% of the award) in addition to three, one-year financial performance goals (a combination of 60% of the award).
•Our financial performance and strong execution against our transformation initiatives in Fiscal 2025 resulted in an approximately 91% payout for our Fiscal 2025 annual cash incentive plan.
•Our strong execution against our transformation initiatives in Fiscal 2025 resulted in above-target payouts of approximately 131% for the Fiscal 2025 tranche of our PSUs.
•In response to stockholder feedback, we adopted formal severance guidelines for executive officers and included a severance provision in the new CEO’s contract to create greater certainty and transparency.

Leadership Transitions

Appointment of Interim CEO
Our former CEO Patrick Spence resigned as a member of our Board and departed as our CEO, effective January 13, 2025. See “Mr. Spence’s Transition Agreement” below for further information.

In connection with the departure of Mr. Spence as CEO, the Board appointed Tom Conrad as Interim CEO, a position he served in from January 13, 2025 until his appointment as permanent CEO in July 2025. For his service as Interim CEO, Mr. Conrad received a base salary at a monthly rate of $175,000 and an award of RSUs with a grant date value equal to $2.65 million, which vested at a rate of one-sixth per month of service as Interim CEO. He received a performance bonus of $750,000 in respect of his service as Interim CEO during Fiscal 2025, to recognize his strong performance as Interim CEO, including his contributions to the delivery of strong financial performance by the Company and his achievements in restoring software quality and customer confidence. Mr. Conrad’s compensation as Interim CEO was determined following consultation with the Compensation Committee’s independent compensation consultant and based primarily on market benchmark data. These amounts are all included in the "Summary Compensation Table" of this Proxy Statement.
Selection of Tom Conrad to Serve as CEO
Effective July 22, 2025, Mr. Conrad was appointed the Company’s CEO. Mr. Conrad is an accomplished technology leader with extensive product-development experience and a deep familiarity with the Company. When constructing his compensation package, in consultation with the Compensation Committee’s independent compensation consultant, the Compensation Committee considered Mr. Conrad’s experience and deep knowledge of the Company, his strong performance as Interim CEO, the competitive market for technology CEO talent, and the Company’s pay-for-performance philosophy. The Compensation Committee believes Mr. Conrad’s compensation package is appropriate given the work required to position the Company for the future, spearhead innovation and drive financial performance.
Mr. Conrad receives an annual base salary of $850,000 and is eligible to receive a cash bonus under the Company’s annual incentive plan with a target of one hundred percent (100%) of his earned base salary, both of which were pro-rated for Fiscal 2025 for the period from July 22, 2025 to September 27, 2025.
Mr. Conrad was also eligible to receive equity awards at the time of his permanent appointment. The design of Mr. Conrad’s new-hire equity awards emphasizes vehicles that are performance-oriented and aligned with stockholder outcomes over the long-term incorporating: (i) time-based RSUs with a grant date value of approximately $3,500,000 that vest on an annual basis over four years and (ii) PSUs with a grant date value (at target) of approximately $3,500,000. To further align Mr. Conrad’s interests with stockholders interests over a longer-term period and further align his compensation with stock price performance, forty percent (40%) of the PSUs are subject to a multi-year relative TSR goal (compared to the Russell 2000), measured beginning on the date of appointment as CEO, and sixty percent (60%) of the PSUs are subject to two one-year financial performance goals with respect to Fiscal 2026 and fiscal year 2027.
The amounts paid to Mr. Conrad in respect of his service as CEO are included in the "Summary Compensation Table" of this Proxy Statement, other than the new-hire PSUs described in the previous paragraph, as the performance goals for these PSUs were set by the Compensation Committee following the end of Fiscal 2025.
In response to stockholder feedback, Mr. Conrad’s offer letter also sets forth the specific circumstances pursuant to which he receives severance following a termination of employment. See “Mr. Conrad’s Offer Letter” below for further information.
Other Leadership Transitions
In Fiscal 2025, Shamayne Braman’s employment was terminated by the Company, effective August 2025. See “Ms. Braman’s Severance Agreement” below for further information. Ms. Braman’s severance payments were structured in accordance with the Company’s severance guidelines for executive officers described below under “CXO Severance Guidelines.” In addition, Ms. Braman received a pro-rata bonus (at target) as part of her severance given that her termination occurred near the end of Fiscal 2025.
Fiscal 2025 Business Performance
Fiscal 2025 was a positive transitional year for Sonos.
We shipped numerous software updates that improved system reliability, responsiveness, and the core Sonos app experience. At the same time, we rebuilt our future hardware and software roadmaps so they now work in lockstep toward a single goal: leveraging our platform position in the home to deliver unique experiences that make Sonos more relevant, more differentiated and more beloved by customers. Internally, we rebuilt our leadership team and reorganized the company around clearer priorities and accountability. We strengthened the fundamentals of our business. We reduced run-rate operating expenses by more than $100 million while maintaining healthy margins despite tariff pressures, resulting in Adjusted EBITDA growth of 23% year over year.

For Fiscal 2025, our revenue was $1,443.3 million, our GAAP gross margin was 43.7%, we had a GAAP net loss of ($61.1) million, and our Adjusted EBITDA was $132.3 million. Our GAAP and non-GAAP operating expenses declined by 8% and 10%, respectively, on a reported basis and by 16% and 17% on a normalized basis. Our installed base grew 5% year over year to 17.1 million households, with products per average household increasing to 3.13. We also returned $81 million to stockholders through share repurchases, while still investing in product and software innovation. See Annex A for a reconciliation of non-GAAP to GAAP measures.
2025 Annual Meeting Say-on-Pay Vote and Stockholder Engagement
At our 2025 Annual Meeting of Stockholders, we sought an advisory vote from our stockholders regarding our executive compensation program, which received approximately 56% support, excluding abstentions and broker non-votes. Our understanding is that the lack of positive support relative to prior years related primarily to termination-related payments to our former CEO Patrick Spence under his Transition Agreement, discussed in the section “Mr. Spence’s Transition Agreement” below and reflected in the "Summary Compensation Table" below.
While recognizing that the separation compensation provided to the former CEO was a one-time event, the Compensation Committee carefully reviewed the concerns regarding this compensation as well as the overall objectives of our executive compensation program.
Based on this review, the Compensation Committee adopted new executive officer severance guidelines (“CXO Severance Guidelines”) in June 2025. Developed with the assistance of the Compensation Committee's independent compensation consultant, the CXO Severance Guidelines are intended to provide an anchor point for severance benefits in the event of an executive departure that are aligned with peer practice and are intended to be consistently applied to all executives. A description of the CXO Severance Guidelines is set forth below under “CXO Severance Guidelines.” In addition, the Compensation Committee took its understanding of our stockholders’ reaction to Mr. Spence’s severance payment into account while structuring Mr. Conrad’s compensation. Mr. Conrad’s offer letter sets forth the specific circumstances under which he will receive severance following a termination of employment. See “Mr. Conrad’s Offer Letter” below for further information.
The Compensation Committee also conducted an in-depth review of our compensation programs and, consistent with stockholder preference expressed during prior year stockholder engagements, decided to differentiate the metrics used in our annual incentive plan and our PSUs for Fiscal 2025 to avoid overlapping metrics.
During fall 2025 and prior to filing this Proxy Statement, we engaged with stockholders to better understand their priorities and perspectives. We reached out to stockholders holding approximately 58% of our stock, which included all of our top 10 stockholders, and met with stockholders holding approximately 35% of our stock, with a member of the Compensation Committee present at a significant majority of these meetings. During these meetings, the Compensation Committee sought to understand stockholder perspectives on the severance paid to Mr. Spence, any input on the CXO Severance Guidelines and CEO severance provisions implemented by the Compensation Committee in response to the 2025 say-on-pay vote, as well as the design of our executive compensation program and other topics of interest.
During these calls, stockholders generally understood the one-time nature of Mr. Spence’s severance payment, and expressed appreciation for the changes made by the Compensation Committee and overall support for the Company’s compensation programs. A few stockholders emphasized the importance of long-term incentive compensation, particularly multi-year performance goals for PSUs.
This stockholder feedback was reviewed and carefully considered by the Compensation Committee. In response, when setting goals for the CEO new hire PSU grant and Fiscal 2026 PSU grants to executive officers, the Compensation Committee revised the structure of our PSUs from multiple one-year financial performance goals to a structure that includes metrics that are significantly weighted (40%) on a multi-year performance goal of TSR relative to the Russell 2000, with the remaining metrics (60%) tied to one-year financial performance goals designed to incentivize profitability and continued growth, as further described in this CD&A.
Executive Pay Mix
In Fiscal 2025, a significant portion of executive compensation for our NEOs consisted of variable, at-risk compensation, with a focus on equity-based long-term incentives. As illustrated below, 90% of target CEO compensation for Fiscal 2025 was composed of variable compensation elements, and 85% of our other NEOs’ target compensation, on average, was composed of variable compensation elements.

1 Both pie charts reflect target levels of compensation received for Fiscal 2025. Equity grants reflect the target grant date value of equity awards received for Fiscal 2025.
2 As described herein, Mr. Conrad received a salary, a bonus, and a RSU grant for his service as Interim CEO, as well as a new hire equity award; this chart reflects the value of his new hire equity award and the annualized salary and bonus as full-time CEO only and excludes the salary, bonus and RSU grant for his service as Interim CEO. The “Chief Executive Officer” pie chart excludes amounts paid and equity grants made to Mr. Spence, our former CEO, in Fiscal 2025.
3 The “All Other NEOs Average” pie chart includes only the NEOs that were employees of the Company for all of Fiscal 2025 and participated in all aspects of the standard ongoing compensation program. Mr. Lazarus received an additional special equity award in Fiscal 2025, which is excluded from the “All Other NEOs Average” pie chart.

Fiscal 2025 Elements of Pay
The following table lists the pay elements of our NEOs’ Fiscal 2025 compensation program and the purpose each served:

	Pay Element	Purpose	Fiscal 2025 Highlights	Fiscal 2025 Performance Metric
F I X E D	Base Salary	Designed to be market-competitive and attract and retain talent	•Fiscal 2025 salaries for Ms. Casey, Mr. Lazarus, Mr. Millington, and Ms. Braman remained unchanged.	•N/A
A T R I S K P A T	Annual Incentive Plan	Incentivize achievement of the Company’s short-term financial objectives, drive profitability and execute on our transformation initiative
•CEO: Mr. Conrad’s Fiscal 2025 target bonus was 100% of base salary for the period of Fiscal 2025 he served as CEO.
•Other NEOs: Fiscal 2025 target bonuses were 65% of base salary for each NEO (other than Mr. Conrad).
•Interim CEO: Mr. Conrad did not participate in the Fiscal 2025 annual incentive program for the period of Fiscal 2025 he served as Interim CEO. Following his service as Interim CEO, he received a bonus of $750,000 for his accomplishments as Interim CEO.

•Financial metrics of quarterly revenue and adjusted operating income, weighted equally at 50% each, with the payout:
•made on an annual basis,
•based on the cumulative average of the quarters, and
•subject to a determination by the Compensation Committee in its sole discretion that the Company has made substantial progress in Fiscal 2025 against the Quality and Customer Experience Commitments announced in October 2024 (the “Quality Gate”).

	PSUs (50% of LTI mix for NEOs)	Designed to create alignment with stockholders, facilitate executive retention and reward long-term profitability and long-term performance, as well as execution on the Company’s transformation journey to improve operational efficiencies.
•Fiscal 2025 PSUs vest at the end of three years based on performance against each predetermined one-year performance goal.
•Mr. Conrad’s initial hire PSU grant vests at the end of three years based on performance against two one-year performance goals with respect to Fiscal 2026 and fiscal year 2027 (60%) and a multi-year relative TSR goal (40%).
•Normalized operating expense as a percent of revenue (“E/R Ratio”) (NEOs other than the CEO). •Free cash flow, revenue, relative TSR (CEO).
	RSUs (50% of LTI mix for NEOs)	Facilitates stock ownership, executive retention, and stockholder alignment.	•Time vest quarterly over three years, other than Mr. Conrad’s Interim CEO and initial hire RSU grants and Mr. Lazarus’ November 2024 special RSU grant.	•N/A

We modified the performance metrics for our Fiscal 2025 incentive programs from prior years. As described above, the performance goals for the annual incentive plan in Fiscal 2025 were revenue and adjusted operating income, measured quarterly and weighted each at 50%, and paid out annually based on a cumulative average of the quarters, subject to the Quality Gate. This was changed from the prior year’s bonus program which had been based on an annual measurement of revenue and Adjusted EBITDA margin, as well as a diversity, equity and inclusion metric. The performance goal for purposes of determining the number of PSUs earned for the first third of the Fiscal 2025 awards was E/R Ratio. This was changed from revenue and Adjusted EBITDA margin in prior PSU grants.
In choosing the performance metrics for the annual and long-term plans for Fiscal 2025, the Compensation Committee was especially focused on the transitional nature of Fiscal 2025, and established these metrics to recognize the impact to the Company, both in the short-term and long-term, of executing on our transformational initiatives in Fiscal 2025, lowering our expense base and driving profitability. The Compensation Committee also recognized the use of different performance goals for our short-term and long-term incentive plans was consistent with feedback previously received from stockholders.
In addition, when structuring the Fiscal 2025 annual incentive plan, the Compensation Committee considered the critical importance of restoring the quality of our software and customer experience in Fiscal 2025. Following release of the Company’s redesigned app in May 2024, certain of our customers and partners experienced missing features and performance issues. We announced customer commitments in October 2024 as part of our efforts to improve the quality of the Sonos app experience, rebuild customer trust and ensure that we return to delivering a superior customer experience for the long-term. To demonstrate the significance to the Company of meeting these customer commitments, the Compensation Committee included a Quality Gate element in the Fiscal 2025 annual incentive plan. The Compensation Committee structured the Quality Gate as objective metrics related to improvement of app quality and critical feature parity, aligned with these October 2024 customer commitments, and conditioned any payout to NEOs under the Fiscal 2025 annual incentive plan on a determination by the Compensation Committee that the Quality Gate had been met.
Fiscal 2025 Incentive Program Results
As discussed in “Fiscal 2025 NEO Compensation Decisions” on page 40, our Fiscal 2025 executive compensation program was structured to provide strong pay-for-performance alignment, as evidenced by recent payouts. As shown in the following table, consistent performance above target on quarterly revenue, particularly in the second half of Fiscal 2025, offset by below target performance on quarterly adjusted operating income in the second half, resulted in bonuses being earned at 91.4% of target for Fiscal 2025. Strong execution against our transformation initiative resulted in the Fiscal 2025 portion of the PSUs awarded to NEOs (other than our CEO, former CEO and former Chief People Officer) earned at 130.9% of target.

Pay Element	Fiscal 2025 Result	Performance Summary
Annual Incentive Plan	•Fiscal 2025 bonuses were earned at 91.4% of target, based on the cumulative average of the quarterly attainment results.
Payout reflects:

•Achievement of 103.5% for the quarterly revenue metric, reflecting quarterly revenue results near or above target throughout Fiscal 2025, particularly in the second half.

•Achievement of 79.4% for the quarterly adjusted operating income metric, reflecting quarterly adjusted operating income results above target in the first half of Fiscal 2025 but below target in the second half.

•Quality Gate met, with significant progress in meeting customer and quality commitments and restoring software quality.

Year 3 of Fiscal 2023 PSUs (vested 11/11/25) Year 2 of Fiscal 2024 PSUs (vesting November 2026) Year 1 of Fiscal 2025 PSUs (vesting November 2027)	•The Fiscal 2025 portion of the PSUs was earned at 130.9% of target.	Payout reflects strong execution against transformation initiative, with the E/R Ratio of 42.1% above the target of 45.4%.
Executive Compensation Philosophy
We operate in a highly competitive and rapidly evolving market for skilled personnel in the consumer technology industry. Our ability to compete and succeed in our market is directly correlated to our ability to recruit, incentivize, and retain talented executives and individuals in the areas of product development, sales, marketing, and general and administrative functions. The Compensation Committee believes an effective compensation program is designed to attract and reward talented individuals who possess the skills necessary to support our business objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals.
Accordingly, the Compensation Committee believes the executive compensation packages provided to our executives, including our NEOs, should include both cash and stock-based compensation that achieve the following goals:

•Align the interests of management with those of stockholders;
•Provide fair and competitive compensation opportunities;
•Integrate compensation with our business plans;
•Reward both business and individual performance; and
•Attract and retain key executives critical to our success.

Executive Compensation Policies
The Compensation Committee follows a thoughtful and deliberate approach in overseeing executive compensation and making compensation decisions throughout the year, as discussed below and on the following pages. The following summarizes our executive compensation and related policies and practices:

What We Do

•Link Pay For Performance: We link pay to performance and stockholder interests by heavily weighting compensation to short-term cash incentive awards and long-term equity awards that are tied to the value of our stock and our financial targets.
•Incentivize a Strong Ownership Mentality: Our primary compensation vehicle is our equity award program, which we use to motivate long-term performance and strongly align the interests of our executives with those of our stockholders.
•Maintain Rigorous Stock Ownership Guidelines: Executives are subject to stock ownership guidelines equal to a multiple of their annual base salaries (10x for our CEO and 5x for our other NEOs).

•Use an Independent Compensation Consultant: The Compensation Committee selects and engages its own independent compensation consultant.
•Prohibit the Hedging of Our Common Stock: We prohibit all employees and directors from engaging in hedging transactions and only allow for pledging our common stock in limited circumstances, subject to the approval of our Compliance Officer.
•Maintain a Dodd-Frank Compliant Clawback Policy: We maintain a clawback policy that requires recoupment of excess incentive compensation paid to our executive officers if amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.

What We Don’t Do

•Provide Single Trigger Acceleration: We do not provide for single trigger acceleration in connection with a change of control in employee equity awards
•Provide Material Executive Perquisites: We do not provide material perquisites for executives, except in connection with a business-related relocation.
•Provide Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments” or any other executive benefits in employee agreements, except in connection with a business-related relocation or commuting.
•Provide Excessive Executive Retirement Benefits: We do not provide any executive pension plan or supplemental retirement plans.
•Encourage Excessive or Inappropriate Risk-Taking: Our compensation programs are balanced in order to mitigate undue risks.

Pay Positioning and Market Comparators
The Compensation Committee considered competitive market practices when determining Fiscal 2025 compensation. Competitive market data, however, is only one of several factors considered by the Compensation Committee in setting executive compensation levels. The Compensation Committee also considers individual-specific factors, such as individual performance, scope of responsibilities, experience, level, company performance and economic conditions, as described in more detail below. The Compensation Committee does not use a formula or fixed target to determine compensation.
In setting compensation, the Compensation Committee compares base salaries, annual incentive opportunities and long-term compensation (cumulatively, target total direct compensation) for the NEOs to comparable roles from survey data provided by the Radford technology survey. The Compensation Committee believes that the Radford technology survey provides a robust sample of similarly sized technology companies and reflects a broad array of companies against which Sonos competes to attract and retain talent. For the CEO appointment, the Compensation Committee’s independent compensation consultant also supplemented the Radford survey with data from a broad cross-section of publicly-traded technology companies of similar size to Sonos.

Fiscal 2025 NEO Compensation Decisions

Base Salary
We provide our NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries for each of our NEOs is determined based on his or her position and responsibilities.
The base salaries of our NEOs are also determined by considering such factors as:

•Experience of the executive;
•Individual performance;
•Level of responsibility for the executive;
•Economic and financial conditions, company performance and strategic goals; and
•Competitive market data provided by the Compensation Committee’s independent compensation consultant.
In general, base salary determinations are considered each year as part of the Compensation Committee's review process in the first quarter of the fiscal year, as well as upon a promotion or other change in job responsibility. The base salary for Mr. Conrad was determined in connection with his appointment as CEO in July 2025 based on market benchmark data and to recognize his past experience and his strong performance as Interim CEO, as further described above under “Leadership Transitions - Selection of Tom Conrad to Serve as CEO.”

As part of the Fiscal 2025 annual review process, our NEOs did not receive an increase to their base salary because the Compensation Committee determined the current salaries remained reasonable and competitive with market practices.

Named Executive Officer	Fiscal 2024 Salary ($)	Fiscal 2025 Salary (S)
Tom Conrad (1)	-	850,000
Patrick Spence (2)	550,000	550,000
Saori Casey	550,000	550,000
Eddie Lazarus	475,000	475,000
Nicholas Millington	450,000	450,000
Shamayne Braman	400,000	400,000

(1) Represents Mr. Conrad’s base salary in connection with his appointment as CEO effective July 22, 2025. The amount shown does not reflect his base salary of $1,098,462 for his service as Interim CEO during the period from January 13, 2025 through July 21, 2025.

(2) Reflects Mr. Spence’s annualized base salary as CEO for the period from the start of the fiscal year to January 13, 2025. Mr. Spence transitioned to an advisory role effective January 14, 2025 until June 30, 2025 at a monthly base salary of $7,500, receiving a total of $41,538 for his service in this advisory role. Amounts paid in respect of his advisory role are not reflected in the table above.

(3) Ms. Braman’s employment as Chief People Officer was terminated effective August 18, 2025. The amount shown reflects her annualized base salary rate at target and does not reflect her prorated actual earnings for Fiscal 2025.

Annual Cash Incentive Plan
We maintain an annual cash incentive plan that is designed to incentivize strong financial performance and execution for the entire organization. Target bonus levels are reviewed each year as part of the Compensation Committee’s annual review process in the first quarter of the fiscal year. For Fiscal 2025, the target bonus levels for our named executive officers, other than Mr. Conrad and including Mr. Spence, was 65% of base salary which was unchanged from the prior fiscal year. Mr. Conrad’s target bonus level was 100% of base salary. The target bonus for Mr. Conrad was determined in connection with his appointment as CEO in July 2025 based on market benchmark data and to recognize his past experience and his strong performance as Interim CEO, as further described above under “Leadership Transitions - Selection of Tom Conrad to Serve as CEO.”

Named Executive Officer	Fiscal 2024 Target Bonus	Fiscal 2025 Target Bonus
Tom Conrad (1)	-	100%
Patrick Spence	65%	65%
Saori Casey	65%	65%
Eddie Lazarus	65%	65%
Nicholas Millington	65%	65%
Shamayne Braman	65%	65%

(1) Represents Mr. Conrad’s target bonus in connection with his appointment as CEO effective July 22, 2025. Mr. Conrad did not participate in the Company’s annual cash incentive plan for Fiscal 2025 for the period in which he served as Interim CEO.
Each NEO participated in our annual cash incentive plan for Fiscal 2025. However, Mr. Spence did not receive any payments under the annual cash incentive plan because his termination of employment occurred prior to attainment and payout. Ms. Braman received a pro-rata bonus (at target) as part of her severance given that her termination occurred near the end of Fiscal 2025. Mr. Conrad’s participation was pro-rated for Fiscal 2025 for the period from July 22, 2025 to September 27, 2025, during which he served as our CEO.
Mr. Conrad received a separate bonus of $750,000 for his service as Interim CEO during Fiscal 2025. This bonus was awarded to recognize his strong performance as Interim CEO, including his contributions to the delivery of strong financial performance by the Company and his achievements in restoring software quality and customer confidence. This bonus was paid in October 2025.
For Fiscal 2025, the Compensation Committee approved an annual incentive plan linked to objective Company financial performance goals. In Fiscal 2025, the performance goals were revenue and adjusted operating income, measured on a quarterly basis and each weighted at 50% and paid out annually based on a cumulative average of the quarters.

“Adjusted operating income” is defined as GAAP operating income excluding variable bonus compensation, restructuring charges, intellectual property litigation costs and variable quarterly one-time events. Any payout under the annual incentive plan for Fiscal 2025 was subject to a determination by the Compensation Committee in its sole discretion that the Company has made substantial progress in Fiscal 2025 against the Quality Gate metrics. This plan structure reflects a change from the prior year plan metrics of revenue and Adjusted EBITDA margin, each weighted at 45%, and a diversity, equity and inclusion metric, weighted at 10%. In addition, the Compensation Committee established separate metrics for the annual incentive plan and the PSUs, which reflects a change from prior years.
The Compensation Committee considered the transitional nature of Fiscal 2025 when setting the quarterly incentive plan goals. The Compensation Committee focused on the importance of day-to-day operational execution and discipline in our business by establishing metrics that would incentivize the achievement of both top-line and bottom-line growth and set metrics intended to reward the improvement of Sonos’ efficiency and effectiveness through its pivotal transformation efforts and driving profitability. The quarterly metric structure is consistent with the shift by the Company to providing quarterly, rather than annual, guidance. The Committee retained the payout timing at year-end to support retention and recognize the annual nature of the plan. Finally, the Compensation Committee recognized the importance of restoring customer confidence and software quality, and made any payout subject to the Quality Gate.
Bonus opportunities range from 0% to 200% of target for each quarter. Payout for each financial metric was determined based on the table below using linear interpolation for performance between two levels of achievement. Each quarterly performance target was recommended by management within each quarter of Fiscal 2025 based on the Company’s financial forecast and approved by the Compensation Committee.

Fiscal 2025 Bonus Payout Attainment	Fiscal 2025 Annual Incentive Plan Quarterly Targets*
	Q1 Fiscal 2025		Q2 Fiscal 2025		Q3 Fiscal 2025		Q4 Fiscal 2025
	Revenue	Adjusted Operating Income	Revenue	Adjusted Operating Income	Revenue	Adjusted Operating Income	Revenue	Adjusted Operating Income
%	(50% weight)	(50% weight)	(50% weight)	(50% weight)	(50% weight)	(50% weight)	(50% weight)	(50% weight)
0%	$500	$19	$240	($51)	$310	($10)	$265	($25)
100%	$550	$44	$260	($36)	$340	$17	$280	($6)
150%	$613	$81	$310	($13)	$397	$49	$315	$19
200%	$730	$86	$345	$9	$451	$60	$372	$35

*Amounts, other than percentages, in $ millions.
For Fiscal 2025, performance against revenue and adjusted operating income metrics was assessed quarterly, with final payouts for NEOs determined based on the average of the results of performance in each of the four quarters. The average of the quarterly revenue attainment was 103.5%, while the average quarterly attainment for operating income was 79.4%, and, as a result, the payout for the combined quarterly financial results was 91.4% of target. The breakdown of quarterly attainment was as follows:*

Fiscal 2025 Quarterly Financial Results and Quarterly Attainment								Fiscal 2025 Financial Results and Average Quarterly Attainment
Q1 Fiscal 2025		Q2 Fiscal 2025		Q3 Fiscal 2025		Q4 Fiscal 2025
Revenue	Adjusted Operating Income	Revenue	Adjusted Operating Income	Revenue	Adjusted Operating Income	Revenue	Adjusted Operating Income	Revenue	Adjusted Operating Income
(50% Weight)	(50% Weight)	(50% Weight)	(50% Weight)	(50% Weight)	(50% Weight)	(50% Weight)	(50% Weight)	(50% Weight)	(50% Weight)
$551	$61	$260	($35)	$344	$5	$288	($18)	$1,442	$13
100.7%	122.6%	98.8%	101.2%	103.1%	56.7%	111.3%	37.1%	103.5%	79.4%
111.7%		100.0%		79.9%		74.2%		91.4%
*Amounts, other than percentages, in $ millions.
For the Quality Gate, the Compensation Committee set baseline metrics related to improvement of app quality and critical feature parity in Fiscal 2025, following release of the Company’s redesigned app in May 2024 that led to certain of our customers and partners experiencing missing features and performance issues. The metrics were focused on objectively measuring software quality, app performance, set-up success, and customer satisfaction, as well as meeting delivery dates for software updates. Performance against these metrics was measured at fiscal year-end, with any payout to NEOs under the annual incentive plan for Fiscal 2025 subject to a determination by the Compensation Committee in its sole discretion that the Company substantially met these metrics. For Fiscal 2025, the Compensation Committee determined that the Quality Gate was met, with the Company meeting or exceeding all metrics.
Fiscal 2025 Equity-Based Awards
The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through equity awards. By having a significant percentage of their target total direct compensation payable in the form of equity awards that vest over a number of years and therefore subject to more risk and longer vesting than our cash compensation program, we believe our executive officers are motivated to remain employed with Sonos and take actions that will benefit the Company and its stockholders over the long term.
We make annual equity grants to our executive officers in order to align their interests with those of our stockholders and ensure appropriate incentives are in place to promote a focus on our long-term performance. In order to determine the size of equity awards, the Compensation Committee takes a number of factors into account including market data, individual performance, scope of responsibility, current unvested equity awards, total target cash compensation for each role, the retentive value of the compensation package, the recommendations of the CEO (except with respect to his awards), and the Compensation Committee’s judgment after considering all of the factors listed.
The annual equity awards granted to Mr. Spence, Ms. Casey, Mr. Lazarus, Mr. Millington and Ms. Braman in Fiscal 2025 were 50% in the form of PSUs and 50% in the form of time-vested RSUs. Mr. Spence departed the Company prior to the PSU metrics being approved and therefore his grant of PSUs in Fiscal 2025, which was forfeited upon termination, is not reflected in the "Summary Compensation Table" below. Annual equity awards to executive officers, including NEOs, generally vest quarterly over three years.
In connection with his appointment as CEO in July 2025, Mr. Conrad received new hire grants of (i) time-vested RSUs with a grant date value of approximately $3,500,000 and (ii) PSUs with a grant date value (at target) of approximately $3,500,000. The performance goals for the new hire PSUs were not yet approved as of the end of Fiscal 2025 and therefore this grant is not reflected in the “Summary Compensation Table” or other tables below the “Summary Compensation Table." Mr. Conrad’s new hire RSU grants vests on an annual basis over four years. In determining the size of these grants, the Compensation Committee considered Mr. Conrad’s experience and deep knowledge of the Company, strong performance as Interim CEO, the competitive market for technology executive talent, as well as the work required to position the Company for the future, spearhead innovation and drive growth.
Mr. Conrad also received a time-vested RSU grant with a grant date value of approximately $2,650,000 in connection with his appointment as Interim CEO. The value of this grant was based primarily on market benchmark data for other interim CEOs and on the anticipated time spent in role, following consultation with the Company’s independent compensation consultant.
Mr. Lazarus also received a one-time special RSU grant in November 2024 with a grant date value of $2,000,000. The Compensation Committee awarded this additional grant to Mr. Lazarus to reflect market compensation for his role as chief legal officer and the expansion of his role to include strategy and business development work.
The table below outlines the total target value of the equity awards our NEOs received in Fiscal 2025, assuming target performance in the case of PSUs.

Named Executive Officer	Total Target Value of RSUs ($)	Total Target Value of PSUs ($)
Tom Conrad (1)	6,150,000	3,500,000
Patrick Spence	2,500,000	2,500,000
Saori Casey	1,673,700	1,673,700
Eddie Lazarus (2)	3,625,000	1,625,000
Nicholas Millington	750,000	750,000
Shamayne Braman	700,000	700,000

(1) In addition to his new hire grant, Mr. Conrad received an RSU grant with a grant date fair value of approximately $2,650,000 in connection with his appointment as Interim CEO in January 2025 which vested in equal installments over 6 months.

(2) In addition to his annual equity grant, Mr. Lazarus received a special RSU grant in November 2024. The RSU grant had a grant date value of $2,000,000 and vests over two years, 15% quarterly over year one, and 10% quarterly over year two.
The target values reflected in the table above differ from the grant date fair values reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2025 Table” below. This difference is because we determine the number of shares to grant to each executive officer based on a 30 calendar-day trailing average stock price in order to limit the impact of market volatility on the number of shares underlying granted equity awards. In addition, the grant date value of PSUs for accounting purposes (and therefore for “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2025 Table” reporting purposes) is not determined until the performance goals are established. Our PSUs granted prior to and in Fiscal 2025 typically have three one-year performance periods with performance goals established in the first quarter of each year of the three-year performance period. As a result of this structure, the stock price used to determine grant date fair value on the performance goal approval date can vary significantly from the stock price on the date used previously to determine the number of shares.
The Compensation Committee believes that granting a balance of RSUs and PSUs appropriately aligns our NEOs’ compensation with the achievement of the Company’s strategic goals and long-term stockholder value creation. The PSUs have both (i) time-based vesting conditions and time vest at the end of three years based on continued employment and (ii) performance-based vesting conditions. The RSUs generally time vest ratably over three years.
For the PSUs granted in Fiscal 2025 (other than Mr. Conrad’s new hire PSU grant), the Compensation Committee approved a three-year structure under which one-year performance goals are established at the beginning of each fiscal year (Fiscal 2025, Fiscal 2026, and Fiscal 2027). Each one-year goal applies to one-third of the total PSUs granted, and depending on Company performance, between 0% and 200% of the target number of PSUs may be earned for that tranche.
For the Fiscal 2025 performance year, the Compensation Committee determined the performance metric would be E/R Ratio and set a target of achieving the annual goal of a 45.4% E/R Ratio. The Fiscal 2025 E/R Ratio of 42.1% was above target, and 130.9% of the target number of PSUs was earned for the first third of the Fiscal 2025 PSU awards. The Fiscal 2025 PSU goals and achievement are set forth below.

Fiscal 2025 Performance Period Goals	E/R Ratio	PSU Achievement
Max	34.7%	200%
Target	45.4%	100%
Threshold	47.6%	0%
Fiscal 2025 Results	42.1%	130.9%
“Normalized operating expense” is defined as GAAP operating expense excluding variable bonus compensation, restructuring charges and app recovery costs. As described above, in setting incentive plan goals for Fiscal 2025, the Compensation Committee particularly considered the transformational nature of Fiscal 2025. For the PSU performance goals for Fiscal 2025, the Compensation Committee focused on the long-term impact to the Company of driving operating discipline and executing on our transformation initiatives to lower our expense base and increase profitability. The Compensation Committee also recognized the feedback received from stockholders encouraging the use of different performance metrics for the short-term and long-term incentive plans.
All NEOs received PSU grants in Fiscal 2025, although the PSU grant to each of Mr. Spence and Ms. Braman was forfeited in connection with their termination of employment. In addition, the new hire PSU grant to Mr. Conrad has performance goals that were established following the end of Fiscal 2025. In addition, all NEOs (except Mr. Conrad) received PSU grants in Fiscal 2024, and all NEOs (except Mr. Conrad, Ms. Casey, and Mr. Lazarus) received PSU grants in Fiscal 2023. Each of these prior-year awards included a performance goal covering Fiscal 2025 performance based on the same E/R Ratio metric noted above. Accordingly, 130.9% of the target number of PSUs was also earned for the portions of the Fiscal 2024 and Fiscal 2023 awards tied to Fiscal 2025 performance.
For Mr. Conrad’s new hire PSUs, forty percent (40%) of the PSUs are subject to a multi-year relative TSR goal (compared to the Russell 2000), measured beginning on the date of appointment as CEO, and sixty percent (60%) of the PSUs are subject to two one-year financial performance goals with respect to Fiscal 2026 and fiscal year 2027. As described above, the Compensation Committee revised the design of this PSU grant in order to further align the interests of our CEO with those of our stockholders over a longer-term period and chose relative TSR to further align our CEO's compensation with stock price performance. To further reflect this redesign, the PSUs granted to all of our executive officers in Fiscal 2026 are subject to a relative TSR performance goal measured over three years (40% of the award) in addition to three, one-year financial performance goals (a combination of 60% of the award).

The chart below outlines the level of achievement of performance goals for completed one-year performance periods for outstanding PSUs granted prior to and in Fiscal 2025 (other than Mr. Conrad’s new hire PSUs):

1Attainment = 100% of E/R Ratio for Fiscal 2025, or (50% * Revenue Achievement) + (50% * Adjusted EBITDA Margin Achievement) for Fiscal 2024 and Fiscal 2023.
The payout for the vested Fiscal 2023 PSU awards, covering Fiscal 2023, Fiscal 2024, and Fiscal 2025 performance, for Mr. Millington was 49.23% of the target number of shares. As only Mr. Millington held outstanding Fiscal 2023 PSU awards, no other NEO’s PSU awards vested during Fiscal 2025.
The future tranches of the PSU awards are not considered granted for accounting purposes until the performance goals associated with such awards are established. The grants will be reflected in future years in the “Summary Compensation Table,” and the “Grants of Plan-Based Awards Table” once the performance goals are established, with their value based on the stock price at the time the goals are set, rather than at the time of grant.
Benefits and Perquisites
We provide all our employees, including our NEOs, with broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare benefits, including medical, dental, vision, life and disability insurance coverage, and the ability for eligible employees to participate in our 401(k) plan. We also maintain a relocation program available to eligible employees that is consistent with current practices among publicly traded companies as part of our efforts to attract and retain key talent. Our relocation program includes payments to put employees who relocate in connection with their employment with Sonos in a tax neutral position. We also provide discounts on our products to all employees.
Hedging and Pledging Policy
Under the terms of our Insider Trading Policy, employees, contractors, consultants and members of our Board (and their respective family members and any affiliated entities, such as venture capital funds) may not engage in hedging or monetization transactions involving Sonos securities, such as zero-cost collars and forward sale contracts, or engage in short sales of Sonos securities, including short sales “against the box.” In addition, such persons may not hold Sonos securities in a margin account or pledge Sonos securities as collateral for a loan unless the pledge has been approved by our Compliance Officer. No such pledges were approved during Fiscal 2025.
Our Compensation-Setting Process
Role of the Compensation and People Committee
The Compensation Committee works closely with its independent compensation consultant (currently, Semler Brossy Consulting Group, LLC (“Semler Brossy”) described below) and meets regularly, including in executive sessions without members of management present, to make decisions on our executive compensation program with respect to the compensation of our CEO and other executives. The Compensation Committee reviews a variety of market data and information, including technology industry compensation information, with the Radford technology survey described above as a primary source, and considers the recommendations of its independent consultant when making compensation decisions. The Compensation Committee Chair reports the actions of the Compensation Committee to our Board at each regular meeting of the Board. The Compensation Committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to the Board, as applicable, regarding):

•Overall compensation strategy;
•Amounts and form of executive compensation, including base salary, incentive compensation and equity-based compensation;
•Goals and objectives to be considered in determining the compensation of our CEO and other executive officers;
•Annual and long-term incentive plans;
•Board compensation;
•Annual proxy disclosure, including CD&A disclosure;
•Evaluation of market compensation; and
•Culture and people management policies and strategies.
Role of the Independent Compensation Consultant
The Compensation Committee has retained Semler Brossy as its independent compensation consultant. Semler Brossy is retained by and reports directly to the Compensation Committee. The Compensation Committee has analyzed whether the work of Semler Brossy as a compensation consultant raises any conflict of interest and has determined that the work of Semler Brossy has not created any conflict of interest.
Semler Brossy reviews and advises on all principal aspects of our executive compensation program. Its main responsibilities include:

•Providing independent advice to the Compensation Committee on current trends and best practices in compensation design and program alternatives, and advising on plans or practices that may improve the effectiveness of our compensation program, including the selection of performance goals for our short- and long-term compensation plans;
•Providing and discussing market comparators for competitive comparisons and based on this information, offering independent advice on NEO compensation, including recommendations for our CEO and newly hired executives;
•Reviewing the Company’s equity plan and providing an assessment of total stock usage relative to market comparators;
•Reviewing the CD&A and other compensation-related disclosures in our proxy statement;
•Offering recommendations, insights, and perspectives on compensation-related matters;
•Assisting the Compensation Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders; and
•Providing the Compensation Committee with ongoing updates regarding trends and regulatory developments in the areas of executive compensation and human capital management.
The Compensation Committee typically asks Semler Brossy to attend the Compensation Committee’s meetings. Semler Brossy communicates regularly with management to gather information and review proposals.
Role of Management
Our CEO and our other executive officers do not set their own compensation, nor are they present when the Compensation Committee sets their specific individual compensation. Our CEO provides his evaluation of each executive officer’s performance to the Compensation Committee, and makes recommendations with respect to base salary, target annual incentive, and equity awards for each executive officer other than himself. Our CEO’s recommendation is considered by the Compensation Committee, which makes its own ultimate determinations.
The finance and human resources departments provide additional analysis and guidance as requested by the Compensation Committee related to NEO compensation, including the following:

•Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Compensation Committee;
•Attending Compensation Committee meetings, as requested, to provide information, respond to questions and otherwise assist the Compensation Committee; and
•Assisting the CEO in making preliminary recommendations regarding base salary and annual and long-term incentive awards for other executive officers.
Executive and Director Stock Ownership Guidelines Policy

The Compensation Committee has adopted Stock Ownership Guidelines for executive officers and non-employee directors of the Company. In general, each executive officer and director has five years from the date of appointment to accumulate the expected number of shares. In addition, each executive officer and director is required to hold 50% of any after-tax shares received from the vesting of awards or the exercise of stock options until his or her ownership guideline is met. The purpose of the guidelines is to encourage our executive officers and directors to own and retain Company shares, thereby further aligning their interests with our stockholders.
We review our stock ownership guidelines on a periodic basis. Given the intentional structure of our compensation program, which continues to emphasize equity-based long-term incentive awards as a primary incentive vehicle, we have established guidelines that are generally higher than typical market practices.
The table below describes the current ownership guidelines for our NEOs and non-employee directors. As of the Record Date, each of our NEOs and directors has either met his or her stock ownership guideline goal or is on track to meet this goal within the prescribed five-year time frame. In addition to shares held outright by the director or executive officer, vested but unexercised stock options and unvested RSUs count towards expected ownership levels.
Stock Ownership Guideline

Role	Multiple of Salary or Cash Retainer
CEO	10x
Other NEOs	5x
Non-employee director	5x
Policies and Practices Related to the Timing of Equity Grants
We maintain an equity grant policy. Generally, under this policy and subject to certain exceptions, the effective date of equity grants (including for new hires) is the fifteenth day of the second month of the quarter (February, May, August, or November) coincident with, or immediately following, the date on which the Compensation Committee or the Board approves the grant, except that if such date falls within a trading blackout period, then the date of grant will generally instead be on the next trading day following the public dissemination of the information giving rise to the blackout period.
We generally grant annual equity-based awards to our executive officers in the first quarter of each fiscal year, in connection with our annual compensation review and approval process, although the exact timing may change from year to year. The Compensation Committee and/or the Board may also grant equity awards at different times of the year for new hires and in connection with promotions, or grants made for retention or other purposes. Neither the Compensation Committee nor the Board grants equity awards in anticipation of the release of material non-public information and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. In Fiscal 2025, equity compensation for our NEOs consisted solely of RSUs and PSUs; we did not grant stock options to our NEOs in Fiscal 2025.
Clawback Policy
We adopted a clawback policy as required by the final Dodd-Frank rules and exchange listing standards. Our policy requires recoupment of excess incentive compensation paid to our executive officers if amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.
Employment, Severance and Change in Control Agreements
We have entered into offer letters with each of our NEOs. Each of these arrangements provides for at-will employment and generally includes the NEO’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity and for the grant of an initial equity award. As described below under "Potential Payments upon Termination or Change in Control," pursuant to his offer letter, Mr. Conrad is entitled to certain severance payments and benefits upon a qualifying termination of employment, and Mr. Spence and Ms. Braman received certain severance payments in connection with their termination of employment. In addition, each of our NEOs has executed a form of our standard confidential information and invention assignment agreement.
As discussed herein, after consideration of stockholder feedback following the 2025 Annual Meeting of Stockholders, the Compensation Committee adopted the CXO Severance Guidelines in June 2025. See “CXO Severance Guidelines” for more information.

Each of the stock options, PSU awards and RSU awards granted to our NEOs under our 2018 Plan, including the PSUs and RSUs granted in Fiscal 2025, contains a provision for the full acceleration of vesting upon an involuntary termination, as defined in the applicable agreement, occurring within two months prior to, or within 12 months following, a change in control (a "double-trigger" acceleration). In connection with a change in control, PSUs will vest at target for any PSUs for which the performance period has not been completed and based on the number of PSUs that have been earned by their terms for any performance period that has been completed. If an acquirer in a change in control transaction does not assume the PSUs, they will vest in connection with such transaction. Such benefits are intended to incentivize executives who might be involved in acquisition or merger discussions with another entity to make decisions that are in the best interest of Sonos and our stockholders, without being unduly biased by the impact of such a transaction on their personal situation.
Tax Deductibility
Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that Sonos may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of the NEOs.
The Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives, without regard to the deductibility of compensation under it.
Compensation Programs Risk Assessment
Management of the Company and the Compensation Committee have assessed the Company’s compensation programs and have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by our Compensation Committee in consultation with its independent compensation consultant. This assessment considered, among other factors:

•Our compensation policies and practices in effect for our executive officers, senior management, and broader employee population (e.g., performance metrics, pay mix, stock ownership guidelines);
•Features built into our compensation programs to discourage excessive risk-taking (e.g., maximum payout caps); and
•The Compensation Committee’s approval of all annual cash incentive programs and performance-based equity award goals and metrics, and the Compensation Committee’s certification of performance achievement.
Our performance-based executive compensation program, as described more fully in the “Compensation Discussion and Analysis” section, coupled with our stock ownership guidelines and governance provisions, aligns the interests of our executive officers with those of our stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking.
Report of the Compensation and People Committee
Our Compensation and People Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and based on such review and discussion, such committee has recommended to our Board that the Compensation Discussion and Analysis be incorporated by reference in annual report on Form 10-K for the fiscal year ended September 27, 2025 and this Proxy Statement.

Submitted by the Compensation and People Committee

Karen Boone, Chair
Julius Genachowski
Jonathan Mildenhall

Summary Compensation Table
The following table provides information concerning the compensation of each of our named executive officers for each fiscal year in which they were a named executive officer during the last three fiscal years:

	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Bonus ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)(4)	Total ($)
Tom Conrad (5)	2025	1,258,654	6,073,193	—	750,000 (6)	146,416	47,091	8,275,354
Chief Executive Officer				—
Patrick Spence (7)	2025	202,308	4,997,977	1,479,225	—	—	1,910,653	8,590,163
Former Chief Executive Officer	2024	550,000	5,260,424	—	—	—	—	5,810,424
	2023	550,000	4,568,856	—	—	71,858	—	5,190,714
Saori Casey	2025	550,000	3,375,695	—	—	326,755	7,462	4,259,912
Chief Financial Officer	2024	380,769	7,438,620	—	—	—	7,635	7,827,024
Eddie Lazarus	2025	475,000	4,654,148	—	—	282,198	10,500	5,421,846
Chief Legal and Business Development Officer	2024	475,000	2,641,834	—	—	—	10,350	3,127,184
	2023	475,000	160,139	—	—	62,059	9,900	707,098
Nicholas Millington	2025	450,000	1,449,880	—	—	267,345	10,106	2,177,331
Chief Innovation Officer	2024	450,000	2,487,933	—	—	—	9,866	2,947,799
	2023	450,000	1,103,679	—	—	58,793	9,846	1,622,318
Shamayne Braman (8)	2025	355,385	1,303,659	—	—	—	642,477	2,301,521
Former Chief People Officer	2024	400,000	1,279,479	—	—	—	8,062	1,687,541
	2023	400,000	735,786	—	—	52,260	7,017	1,195,063
(1)Reflects the aggregate grant date fair value of (a) the RSU awards granted under our 2018 Plan to our named executive officers during the fiscal years ended September 27, 2025, September 28, 2024 (other than Mr. Conrad), and September 30, 2023 (other than Mr. Conrad, Ms. Casey, and Mr. Lazarus); and (b) the PSU awards granted to our named executive officers during the fiscal year ended September 27, 2025 (other than Mr. Conrad and Mr. Spence), to Ms. Casey, Mr. Lazarus, Mr. Millington, and Ms. Braman during the fiscal year ended September 28, 2024, and to Mr. Spence, Mr. Millington, and Ms. Braman during the fiscal year ended September 30, 2023, as further described below and all as computed in accordance with ASC 718, excluding the effect of estimated forfeitures. For PSU awards, the grant date fair value is based upon the probable outcome of the performance conditions associated with the awards, which assumes that target performance is achieved. PSU awards granted during and prior to Fiscal 2025 have a three-year vesting term generally based on continued employment, with three one-year performance periods or tranches. The value of PSU awards is included in the Summary Compensation Table in the year when the applicable performance goals are set and the fair value of the PSUs is determinable under ASC 718 (and is determined based on the Company’s closing stock price on the trading day immediately preceding such date). The 2025 amounts for Mr. Millington and Ms. Braman each include one-third of their PSU awards granted in Fiscal 2025, one-third of their PSU awards granted in Fiscal 2024, and one-third of the PSU awards granted in Fiscal 2023. The amounts for Ms. Casey and Mr. Lazarus each include one-third of their PSU awards granted in Fiscal 2025, and one-third of their PSU awards granted in Fiscal 2024. All PSU awards are tranches of the awards for which performance goals were set in March 2025 (Fiscal 2025) for the Fiscal 2025 performance period. The grant date fair value of the Fiscal 2025 PSU awards, assuming maximum achievement of the performance conditions associated with the awards, is: Ms. Casey, $3,272,531; Mr. Lazarus, $1,773,572; Mr. Millington, $1,340,840; and Ms. Braman, $1,152,320. The grant date fair values of the Fiscal 2025 PSU award and the 2025 tranches of the Fiscal 2024 and Fiscal 2023 PSU awards to Mr. Spence are not included as he departed the Company prior to the determination of the Fiscal 2025 performance goals. The PSU grants to Mr. Spence and Ms. Braman were forfeited in connection with their respective terminations of employment with the Company. Additional information regarding the assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column is set forth in Note 2 to our audited consolidated financial statements included in our Annual Report. The amount reported in the “Stock Awards” column for Mr. Spence for Fiscal 2025 also includes the incremental fair value of the acceleration of the unvested RSUs that would have vested if his employment had continued until June 30,

2026, as set forth in his Transition Agreement. The incremental fair value of this modifications, calculated in accordance with ASC 718 using a stock price of $14.40 per share on the modification date, was $2,399,803.
(2)The amount reported in the “Option Awards” column for Fiscal 2025 for Mr. Spence represents the incremental fair value of the extension of the post-termination stock option exercise period for his vested options to June 30, 2026. The incremental fair value of this modification, calculated in accordance with ASC 718 using a stock price of $14.40 per share on the modification date, was $1,479,225.
(3)These amounts reflect bonuses earned by our named executive officers based upon achievement of financial objectives. For more information on bonuses for Fiscal 2025, see “—Fiscal 2025 NEO Compensation Decisions” above.
(4)These amounts reported in the "All Other Compensation" column reflect matching contributions made by us under our 401(k) plan for all NEOs, other than Mr. Spence. For Mr. Conrad, the Fiscal 2025 amount also includes (i) $21,841 in director fees paid to him in his capacity as a non-employee director for the portion of Fiscal 2025 during which he was not serving as Interim CEO or CEO and (ii) $20,000 for the reimbursement of legal fees in connection with the negotiation of his CEO offer letter with the Company. For Mr. Spence, the Fiscal 2025 amount reflects (i) $1,875,000 of cash severance and (ii) $35,653 for 12 months of subsidized COBRA continuation coverage, each as set forth under Mr. Spence's Transition Agreement described below. For Ms. Braman, the Fiscal 2025 amount also includes (i) $595,000 of cash severance, (ii) $32,229 for subsidized COBRA continuation coverage through August 31, 2026, and (iii) $6,500 for outplacement services, each as set forth under Ms. Braman's Severance Agreement described below.
(5)Mr. Conrad served as our Interim CEO from January 13, 2025 to July 22, 2025 and has served as our CEO since July 22, 2025.
(6)Reflects a bonus paid to Mr. Conrad for his service as Interim CEO.
(7)Mr. Spence departed as our Chief Executive Officer, effective January 13, 2025, and served as a Special Advisor from January 13 to June 30, 2025.
(8)The Company terminated Ms. Braman's employment, effective August 18, 2025, as a result of the elimination of the role of Chief People Officer.

Grants of Plan-Based Awards in Fiscal 2025 Table
The following table presents information concerning each grant of an award made to the named executive officers during the fiscal year ended September 27, 2025 under any cash or equity incentive plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date(1)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (12)
Tom Conrad	Cash	—	—	—	160,192	320,385	—	—	—	—	—
	RSUs (3)	1/13/2025	1/12/2025	—	—	—	—	—	—	179,826	2,611,074
	RSUs (4)	7/22/2025	7/22/2025	—	—	—	—	—	—	326,615	3,462,119
Patrick Spence	Cash	—	—	—	357,500	715,000	—	—	—	—	—
	RSUs (5)	11/15/2024	11/1/2024	—	—	—	—	—	—	188,958	2,598,173
	RSU modification (6)	1/12/2025	1/12/2025	—	—	—	—	—	—	—	2,399,803
	Option Modification(7)	1/12/2025	1/12/2025	—	—	—	—	—	—	—	1,479,225
Saori Casey	Cash	—	—	—	357,500	715,000	—	—	—	—	—
	RSUs (5)	11/15/2024	11/1/2024	—	—	—	—	—	—	126,504	1,739,430
	PSUs (8)	3/20/2025	2/15/2024	—	—	—	24,875	99,500	199,000	—	1,149,225
	PSUs (9)	3/20/2025	11/15/2024	—	—	—	10,542	42,168	84,336	—	487,040
Eddie Lazarus	Cash	—	—	—	308,750	617,500	—	—	—	—	—
	RSUs (5)	11/15/2024	11/1/2024	—	—	—	—	—	—	122,823	1,688,816
	RSUs (10)	11/15/2024	11/1/2024							151,167	2,078,546
	PSUs (8)	3/20/2025	12/15/2023	—	—	—	8,959	35,837	71,674	—	413,917
	PSUs (9)	3/20/2025	11/15/2024	—	—	—	10,235	40,941	81,882	—	472,869
Nicholas Millington	Cash	—	—	—	292,500	585,000	—	—	—	—	—
	RSUs (5)	11/15/2024	11/1/2024	—	—	—	—	—	—	58,688	779,460
	PSUs (11)	3/20/2025	11/15/2022	—	—	—	4,025	16,098	32,196	—	185,932
	PSUs (8)	3/20/2025	11/15/2023	—	—	—	5,763	23,051	46,102	—	266,239
	PSUs (9)	3/20/2025	11/15/2024	—	—	—	4,724	18,896	37,792	—	218,249
Shamayne Braman	Cash	—	—	—	260,000	520,000	—	—	—	—	—
	RSUs (5)	11/15/2024	11/1/2024	—	—	—	—	—	—	52,909	727,499
	PSUs (11)	3/20/2025	11/15/2022	—	—	—	2,683	10,732	21,464	—	123,955
	PSUs (8)	3/20/2025	11/15/2023	—	—	—	5,379	21,515	43,030	—	248,498
	PSUs (9)	3/20/2025	11/15/2024	—	—	—	4,409	17,637	35,274	—	203,707
(1)The "grant date" for PSUs is the date that the performance goals associated with the PSU awards were set by the Compensation Committee, which is the date the fair values of such awards are determinable under ASC 718. The “grant date” for RSU modifications and option modifications is the date that such modifications were approved by the Board.
(2)Reflects threshold, target and maximum bonus amounts for Fiscal 2025 performance under our Annual Cash Incentive Plan, as described in “—Fiscal 2025 NEO Compensation Decisions — Annual Cash Incentive Plan” above. Amounts actually received by the named executive officer, if any, are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The cash bonus opportunity for Mr. Conrad was prorated based on the portion of Fiscal 2025 during which he served as CEO. Mr. Spence did not receive a bonus in respect of Fiscal 2025 due to his termination of employment during Fiscal 2025.
(3)The shares subject to the RSU grant vested in equal monthly installments over six months following the vesting commencement date of January 13, 2025, generally subject to continued employment.
(4)The shares subject to the RSU grant will vest in equal annual installments over four years following the vesting commencement date of July 22, 2025, generally subject to continued employment.
(5)The shares subject to the RSU grant will vest in equal quarterly installments over three years following the vesting commencement date of November 15, 2024, generally subject to continued employment.
(6)Represents the incremental fair value associated with the modification to Mr. Spence’s unvested RSUs in connection with his termination of employment. See footnote (1) to the Summary Compensation Table.

(7)Represents the incremental fair value associated with the modification to Mr. Spence’s vested options in connection with his termination of employment. See footnote (2) to the Summary Compensation Table.
(8)The amounts shown include one-third of the PSU grant granted in Fiscal 2024, which represents the tranche of the award for which performance goals were set in March 2025 (Fiscal 2025) for the Fiscal 2025 performance period, with the threshold, target and maximum columns reflecting the number of PSUs that can be earned based upon achievement of the pre-established Company performance goal for Fiscal 2025 at 25%, 50% and 200% of target, respectively. As discussed in “—Fiscal 2025 Equity-Based Awards” above, the Compensation Committee determined achievement of the Fiscal 2025 performance goals at 130.9%. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(9)The amounts shown include one-third of the PSU grant granted in Fiscal 2025, which represents the tranche of the award for which performance goals were set in March 2025 (Fiscal 2025) for the Fiscal 2025 performance period, with the threshold, target and maximum columns reflecting the number of PSUs that can be earned based upon achievement of the pre-established Company performance goal for Fiscal 2025 at 25%, 50% and 200% of target, respectively. As discussed in “—Fiscal 2025 Equity-Based Awards” above, the Compensation Committee determined achievement of the Fiscal 2025 performance goals at 130.9%. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(10)The shares subject to the RSU grant will vest over a two year period as follows: (i) 15% of the shares subject to the RSUs will vest quarterly in year 1 following the vesting commencement date of November 15, 2024 and (ii) 10% of the shares subject to the RSUs will vest quarterly in year 2, generally subject to continued employment.
(11)The amounts shown include one-third of the PSU grant granted in Fiscal 2023, which represents the tranche of the award for which performance goals were set in March 2025 (Fiscal 2025) for the Fiscal 2025 performance period, with the threshold, target and maximum columns reflecting the number of PSUs that can be earned based upon achievement of the pre-established Company performance goal for Fiscal 2025 at 25%, 50% and 200% of target, respectively. As discussed in “—Fiscal 2025 Equity-Based Awards” above, the Compensation Committee determined achievement of the Fiscal 2025 performance goals at 130.90%. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(12)Reflects the aggregate grant date fair value of the awards granted under our 2018 Plan to our named executive officers during the fiscal year ended September 27, 2025 (or, for Mr. Spence’s awards described in footnotes (6) and (7) to this Grants of Plan-Based Awards in Fiscal 2025 Table, the incremental fair value related to adjustments to his RSUs and options in connection with his termination of employment), in each case, as computed in accordance with ASC 718, and, with respect to PSUs, determined as described in footnote (1) to the Summary Compensation Table. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 2 to our audited consolidated financial statements included in our Annual Report. See footnotes (1) and (2) to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Offer Letters and Agreements with our Named Executive Officers

Each of our currently employed named executive officers is party to an employment offer letter with us, which provides for at-will employment and generally includes the named executive officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity and for the grant of an initial equity award and, prior to their terminations of employment, each of Mr. Spence and Ms. Braman was party to an employment offer letter with us. In addition, the terms of Mr. Conrad's offer letter provide for the payment of certain payments and benefits upon a qualifying termination of employment. Mr. Spence and Ms. Braman also received certain severance payments in connection with their termination of employment pursuant to written agreements with the Company. See “Potential Payments upon Termination or Change in Control” below.

Description of Equity Incentive Awards

Equity Incentive Plan Awards. Each of the time-based RSUs and performance-based PSUs shown in the table entitled “Grants of Plan-Based Awards in Fiscal 2025 Table” was granted under, and is subject to, the terms of the 2018 Plan.

Time-Based RSUs. The material terms of the time-based RSUs granted to our named executive officers are described under “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2025 NEO Compensation Decisions” in the section entitled “Fiscal 2025 Equity-Based Awards.”

Performance-Based PSUs. The material terms of the performance-based PSUs granted to our named executive officers are described under “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2025 NEO Compensation Decisions” in the section entitled “Fiscal 2025 Equity-Based Awards.”

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding the outstanding equity awards held by our named executive officers as of September 27, 2025.

		Option Awards				Stock Awards

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout value of unearned shares, units or other rights that have not vested ($)(14)
Tom Conrad	4/26/2017 (2)	31,766	—	13.56	4/25/2027	—	—	—	—
	7/22/2025	—	—	—	—	326,615 (3)	4,997,210	—	—
Patrick Spence	9/8/2016 (2)	10	—	13.56	6/30/2026	—	—	—	—
	11/7/2017 (2)	151,736	—	15.03	6/30/2026	—	—	—	—
	8/1/2018 (2)	200,000	—	15.00	6/30/2026	—	—	—	—
	11/19/2018 (2)	874,999	—	15.44	6/30/2026	—	—	—	—
Saori Casey	2/15/2024	—	—	—	—	279,497 (4)	4,276,304	99,500 (5)	1,522,350
	11/15/2024	—	—	—	—	150,076 (6)	2,296,163	84,336 (7)	1,290,341
Eddie Lazarus	2/15/2019 (2)	200,000	—	11.12	2/14/2029	—	—	—	—
	12/15/2023	—	—	—	—	118,585 (8)	1,814,351	35,837 (5)	548,306
	11/15/2024	—	—	—	—	228,852 (9)	3,501,436	81,882 (7)	1,252,795
Nicholas Millington	7/7/2016 (2)	156,842	—	13.56	7/6/2026	—	—	—	—
	9/8/2016 (2)	193,642	—	13.56	9/7/2026	—	—	—	—
	5/22/2017 (2)	50,000	—	13.56	5/21/2027	—	—	—	—
	5/25/2018 (2)	64,000	—	15.11	5/24/2028	—	—	—	—
	8/1/2018 (2)	43,000	—	15.00	7/31/2028	—	—	—	—
	11/15/2022	—	—	—	—	27,800 (10)	425,340	—	—
	11/15/2023	—	—	—	—	105,092 (11)	1,607,908	23,051 (5)	352,680
	11/15/2024	—	—	—	—	67,251 (12)	1,028,940	37,792 (7)	578,218
Shamayne Braman (13)	—	—	—	—	—	—	—	—	—
(1)All of the outstanding stock option awards were granted under our 2003 Plan, except for those with a grant date of August 1, 2018, November 19, 2018 and February 15, 2019, which were granted under our 2018 Plan.
(2)The options were fully vested and exercisable as of September 27, 2025.
(3)1/4th of the shares subject to the RSU grant vest on July 22, 2026 and an additional 1/4th vest annually thereafter, generally subject to continued employment.
(4)Consists of (i) a grant of 298,500 RSUs, with 1/3rd of the shares subject to the RSU grant vested on February 15, 2025 and an additional 1/12th vesting quarterly thereafter, generally subject to continued employment, (ii) 0 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2024 at 0.0%, and (iii) 130,246 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2025 at 130.9%, as determined by the Compensation Committee. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(5)Consists of the target number of PSUs that may be earned based upon the achievement of pre-determined performance goals for Fiscal 2026, for which performance goals have not been set as of September 27, 2025. PSU awards have a three-year vesting term generally based upon continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term. This PSU award is not shown in the Fiscal 2025 Summary Compensation Table because the performance goals associated with it were not established in Fiscal 2025.
(6)Consists of (i) a grant of 126,504 RSUs, with 1/12th of the shares subject to the RSU grant vested on February 15, 2025 and an additional 1/12th vesting quarterly thereafter, generally subject to continued employment, and (ii) 55,198 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2025 at 130.9%, as determined by the Compensation Committee. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.

(7)Consists of the target number of PSUs that may be earned based upon the achievement of pre-determined performance goals for Fiscal 2026 and the fiscal year ending September 25, 2027, for which performance goals have not been set as of September 27, 2025. PSU awards have a three-year vesting term generally based upon continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term. This PSU award is not shown in the Fiscal 2025 Summary Compensation Table because the performance goals associated with it were not established in Fiscal 2025.
(8)Consists of (i) a grant of 107,511 RSUs, with 1/12th of the shares subject to the RSU grant vested on November 15, 2024 and an additional 1/12th vesting quarterly thereafter, generally subject to continued employment, (ii) 0 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2024 at 0.0%, and (iii) 46,911 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2025 at 130.9%, as determined by the Compensation Committee. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(9)Consists of (i) a grant of 122,823 RSUs, with 1/12th of the shares subject to the RSU grant vested on February 15, 2025 and an additional 1/12th vesting quarterly thereafter, generally subject to continued employment, (ii) a grant of 151,167 RSUs, vesting according to the following schedule: 60% of the shares subject to the RSU grant will vest quarterly in year one; 40% of the shares subject to the RSU grant will vest quarterly in year two, following the vesting commencement date of November 15, 2024, and generally subject to continued employment, and (iii) 53,592 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2025 at 130.9%, as determined by the Compensation Committee. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(10)Consists of (i) a grant of 48,294 RSUs, with 1/12th of the shares subject to the RSU grant vested on February 15, 2023 and an additional 1/12th vesting quarterly thereafter, generally subject to continued employment, (ii) 2,704 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2023 at 16.8%, as determined by the Compensation Committee, (iii) 0 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2024 at 0.0%, and (iv) 21,072 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2025 at 130.9%, as determined by the Compensation Committee. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(11)Consists of (i) a grant of 69,154 RSUs, vesting in equal quarterly installments over three years following the vesting commencement date of November 15, 2023, generally subject to continued employment, (ii) a grant of 92,205 RSUs, with 1/2 of the shares subject to the RSU grant vested on November 15, 2024 and the remaining 1/2 vesting on November 15, 2025, generally subject to continued employment, (iii) 0 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2024 at 0.0%, and (iv) 30,174 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2025 at 130.9%, as determined by the Compensation Committee. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(12)Consists of (i) a grant of 56,688 RSUs, with 1/12th of the shares subject to the RSU grant vested on February 15, 2025 and an additional 1/12th vesting quarterly thereafter, generally subject to continued employment, and (ii) 24,735 shares earned under a PSU award based on the achievement of the pre-established Company performance goals for Fiscal 2025 at 130.9%, as determined by the Compensation Committee. PSU awards have a three-year vesting term generally based on continued employment, and, to the extent earned, will vest at such time of Compensation Committee approval of performance attainment at the end of the three-year term.
(13)Ms. Braman did not hold any Sonos equity awards as of September 27, 2025.
(14)The market values of (i) RSU awards that have not vested, including PSU awards that have been earned based on the achievement of pre-established Company performance goals, and (ii) other PSU awards (at target) are calculated by multiplying the number of shares shown in the table by $15.30, the closing market price of shares of our common stock on September 26, 2025, the last trading day of Fiscal 2025.
Fiscal 2025 Option Exercises and Stock Vested Table
The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the vesting of RSUs during Fiscal 2025 by each of our named executive officers.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Tom Conrad	188,706 (2)	2,095,035

Patrick Spence	309,952	3,588,480

Saori Casey	180,875	2,302,792

Eddie Lazarus	140,112	1,757,985

Nicholas Millington	102,253	1,348,224

Shamayne Braman	66,279	847,613

(1)The value realized on vesting is based on the number of shares underlying the RSU awards that vested during Fiscal 2025 multiplied by the closing market price of a share of our common stock on the applicable vesting date, except where such vesting date fell on a day that was not a trading day, in which case such value was calculated by multiplying the number of shares acquired on vesting by the closing market price on the trading day immediately prior to the applicable vesting date.
(2)Mr. Conrad was granted 10,656 RSUs on March 11, 2024 in connection with his service as a non-employee director on our Board. In connection with his appointment as Interim CEO on January 13, 2025, Mr. Conrad remained a director but was no longer a non-employee director receiving compensation for service on the Board. As set forth in our Director Compensation Policy, the vesting of this grant was prorated at 83.3%, with 1,776 shares forfeited and 8,880 shares vested. Mr. Conrad has elected to defer the settlement of these 8,880 vested shares until January 1, 2027.
Nonqualified Deferred Compensation Table

The following table and footnotes provide information regarding our deferred compensation plans for the named executive officers for Fiscal 2025. We do not offer deferred compensation plans for our named executive officers but do offer non-employee directors the opportunity to elect to defer settlement of all or a portion of their annual RSU grant until a separation from service or a set date as described under "Director Compensation." Prior to his employment with us, Mr. Conrad elected to defer settlement of certain of his annual RSU grants with respect to his Board service as a non-employee director, as further described below.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions in Last FY ($)	Aggregate Balance at Last Fiscal Year End ($)
Tom Conrad	Director Equity Deferral Plan	128,938 (1)	—	—	—	289,032 (2)

Patrick Spence	—	—	—	—	—	—

Saori Casey	—	—	—	—	—	—

Eddie Lazarus	—	—	—	—	—	—

Nicholas Millington	—	—	—	—	—	—

Shamayne Braman	—	—	—	—	—	—
(1)    Represents 8,880 shares granted pursuant to the RSU grant dated March 11, 2024, which vested as of January 12, 2025 and were deferred on December 27, 2023 until January 1, 2027. The closing market price of shares of our common stock on the date of vesting was $14.52/share.
(2)    Represents (i) 8,880 vested shares granted pursuant to the RSU grant dated March 11, 2024 which vested as of January 12, 2025, and were deferred on December 27, 2023 until January 1, 2027, and (ii) 10,011 vested shares granted pursuant to the RSU grant dated March 9, 2023, which vested as of March 9, 2024, and were deferred on December 22, 2022 until January 1, 2026. The value of the total deferred vested shares is based on the closing market price of shares of our common stock on September 26, 2025, the last trading day of Fiscal 2025 ($15.30). Amounts have not been reported in the Summary Compensation Tables for prior years, but amounts relating to such RSUs were reported in the “Stock Awards” column in the Director Compensation tables in prior years as Mr. Conrad was a non-employee director and not a named executive officer during such time.
Potential Payments upon Termination or Change in Control
Mr. Conrad's Offer Letter
In connection with his appointment as CEO, we entered in an Offer Letter with Mr. Conrad dated July 22, 2025 (the "Offer Letter"). Under the Offer Letter, upon Mr. Conrad's involuntary termination of employment by the Company without Cause or a voluntary termination of employment by Mr. Conrad for Good Reason (each as defined in the Offer Letter and such termination, a “qualifying termination”), in each case not during the 12 months following a corporate transaction, Mr. Conrad is entitled to (i) continued salary for 24 months, (ii) a pro-rata annual bonus based upon actual performance and paid at the same time bonuses are paid to other Company executives, (iii) to the extent unpaid, Mr. Conrad’s $750,000 bonus in respect of his service as Interim CEO during Fiscal 2025, (iv) subject to his eligibility for, and timely election of, COBRA coverage, payment by the Company of the employer cost of COBRA for up to 18 months and (v) 12 months' accelerated vesting of any time-based restricted stock units granted to him prior to the end of fiscal year 2027, including his sign-on RSUs. In the event of a qualifying termination during the 12 months following a corporate transaction, Mr. Conrad is entitled to the foregoing benefits, as well as the full acceleration of his outstanding time-based equity awards and the full acceleration, based on actual performance, of his performance-based equity awards for which the performance period has been completed and, in addition, for the PSUs granted as part of the new hire equity awards, acceleration, based on target performance, for any outstanding units with respect to performance periods that are in process.

The receipt of the foregoing severance benefits is subject to Mr. Conrad executing a release of claims in the Company’s standard form.
As discussed herein, the severance provisions in the Offer Letter reflect consideration by the Compensation Committee of stockholder feedback at and following the 2025 Annual Meeting of Stockholders.
Mr. Spence’s Transition Agreement
Mr. Spence resigned as a member of our Board and departed as our Chief Executive Officer, effective January 13, 2025. We entered into the Transition Agreement with Mr. Spence dated January 12, 2025 (the "Transition Agreement"), pursuant to which Mr. Spence agreed to continue to remain employed with the Company through June 30, 2025 (the “End Date”) and provide strategic advisory services to the Company during that time in order to facilitate a smooth and orderly transition of the responsibilities of his role as Chief Executive Officer. Pursuant to the Transition Agreement, Mr. Spence received a base salary of $7,500 per month during the advisory period. At the End Date, subject to the timely execution of a release of claims in favor of the Company as set forth in the Transition Agreement, Mr. Spence received a cash severance payment in the amount of $1,875,000 and 12 months of subsidized COBRA continuation coverage. At the End Date, Mr. Spence also received accelerated vesting of the unvested RSUs that would have vested if his employment had continued until June 30, 2026, and Mr. Spence’s stock options remain exercisable until June 30, 2026. The Transition Agreement also reaffirms the restrictive covenants to which Mr. Spence is subject. The amounts paid to Mr. Spence under the Transition Agreement are included in the "Summary Compensation Table" above.
Ms. Braman’s Severance Agreement
Ms. Braman's employment as Chief People Officer was terminated by the Company, effective August 18, 2025, in connection with the elimination of the Chief People Officer role. We entered into a Severance Agreement (the "Severance Agreement") with Ms. Braman dated August 7, 2025. Pursuant to the Severance Agreement, Ms. Braman received (i) a cash severance payment of $595,000, which amount is equal to 52 weeks of her annual base salary and her target bonus for the first three quarters of Fiscal 2025, payable in two equal installments with the first installment paid on the first payroll commencing after the Effective Date (as defined in the Severance Agreement) and the second installment paid on or about January 15, 2026, (ii) 12 months of subsidized COBRA continuation coverage and (iii) $6,500 for outplacement services. These amounts are included in the "Summary Compensation Table" above.

CXO Severance Guidelines
After consideration of stockholder feedback at and following the 2025 Annual Meeting of Stockholders, the Compensation Committee adopted severance guidelines for executive officers, including our currently employed NEOs, other than the CEO (the "CXO Severance Guidelines") in June 2025. The CXO Severance Guidelines were developed in consultation with the Company's independent compensation consultant and are intended to be aligned with peer practice and consistently applied to all executives (other than the CEO). Under the CXO Severance Guidelines, in the event of an Involuntary Termination (as defined in the award agreements under the 2018 Plan) of an executive officer (other than the CEO), the following guidelines shall be applicable as an anchor point, both (i) following a Corporate Transaction (as defined in the Company’s 2018 Plan) and (ii) without a Corporate Transaction.

	Severance	Bonus	Equity	Healthcare
Not in connection with a Corporate Transaction	•After 2 years of service but before 10 years of service completed, 1x annual salary. After 10 years of service 1.5x annual salary.	—	•After 10 years of service, acceleration of 12 months of time-based RSU vesting. No vesting of PSUs.	•Healthcare Subsidy: COBRA subsidy until the end of the applicable severance period.
In connection with a Corporate Transaction	•After 2 years of service but before 10 years of service completed, 1.5x annual salary. After 10 years of service 2x annual salary.	—
•Time-based RSUs fully accelerate vest and PSUs vest (i) at actual performance for PSUs for which the performance period has concluded and (ii) at target performance for PSUs for which the performance period has not yet concluded.
•Healthcare Subsidy: COBRA subsidy until the end of the applicable severance period.

Other Named Executive Officers; Change in Control Provisions in Equity Awards
We do not have contracts, arrangements or agreements with any of our named executive officers providing severance payments or benefits upon a termination of employment or change in control, other than offer letter with Mr. Conrad, the CXO Severance Guidelines and the acceleration of vesting of unvested options, RSUs or PSUs under the terms of our 2018 Plan and/or individual award agreements upon an involuntary termination of employment within a certain period of time prior to or following a change in control. See “—Employment, Severance and Change in Control Agreements” above for more details.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described below for each of our currently employed named executive officers, pursuant to his offer letter for Mr. Conrad, or pursuant to the CXO Severance Guidelines, for our other currently employed named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of Fiscal 2025, which was September 26, 2025, and that the price per share of our common stock was the closing price on The Nasdaq Global Select Market as of that date, which was $15.30 per share. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event were to occur on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The amounts provided in the table below for Mr. Spence and Ms. Braman represent the actual payments and benefits he or she received in connection with his or her termination of employment during Fiscal 2025 pursuant to the Transition Agreement and the Severance Agreement, as applicable, as described above.

	Qualifying Termination in Connection with a Change in Control (1)				Qualifying Termination not in Connection with a Change in Control (1)
Name	Salary Severance ($)	Bonus ($)	Acceleration of Equity Vesting ($) (2)	Health and Welfare Continuation ($) (3)	Salary Severance ($)	Bonus ($)	Acceleration of Equity Vesting ($) (2)	Health and Welfare Continuation ($) (3)
Tom Conrad	1,700,000	896,416	9,994,419	43,681	1,700,000	896,416	1,402,459	43,681

Patrick Spence	—	—	—	—	1,875,000	—	2,399,803 (4)	35,653

Saori Casey	—	—	9,385,158	—	—	—	—	—

Eddie Lazarus	712,500	—	7,116,887	53,478	475,000	—	—	35,652

Nicholas Millington	900,000	—	3,993,086	72,015	675,000	—	1,579,312	54,012

Shamayne Braman	—	—	—	—	406,500 (5)	195,000	—	32,229
(1)As used herein, a “Qualifying Termination” means either an involuntary termination of employment without cause or a voluntary resignation for good reason, in each case under the terms of the applicable award agreement, offer letter, or the CXO Severance Guidelines. As used herein, “in Connection with a Change in Control” means, for Mr. Conrad, a Qualifying Termination within 12 months following a change in control, and for our other currently employed named executive officers, a Qualifying Termination within two (2) months prior to, or twelve (12) months following, a Corporate Transaction.
(2)The value for RSU awards is calculated by multiplying (i) the number of shares underlying unvested RSUs that would be subject to an acceleration of vesting by (ii) $15.30 (the per share closing stock price on September 26, 2025, the last trading date of Fiscal 2025). The value for PSU awards is calculated by multiplying (i) the number of shares underlying unvested PSUs that would be subject to an acceleration of vesting (determined as described in the parenthetical below) by (ii) $15.30 (the per share closing stock price on September 26, 2025, the last trading date of Fiscal 2025). If the acquirer in a change in control transaction does not assume the PSUs, the PSUs will vest in full on such transaction (at target for any PSUs for which the performance period has not been completed and based on the number of PSUs that have been earned by their terms for any performance period that has been completed). All options granted to our NEOs under the 2003 Plan and the 2018 Plan have fully vested. For Mr. Spence, the value for RSU awards is calculated by multiplying (i) the number of shares underlying unvested RSUs that vested in connection with his termination of employment by (ii) $14.40 (the per share closing stock price on the modification date).
(3)Health and welfare continuation amounts for our currently employed named executive officers are calculated based on the cost of premiums under our group health and welfare plans as of September 27, 2025.
(4)In addition, Mr. Spence's stock options remain exercisable until June 30, 2026.
(5)Includes (i) $400,000 of salary severance and (ii) $6,500 for outplacement services for Ms. Braman.

CEO Pay Ratio
For Fiscal 2025, the median of the annual total compensation of all employees of our company (other than our CEO) was $170,401, and the annual total compensation of our CEO during Fiscal 2025, Tom Conrad, was $6,241,905. Based on this information, for Fiscal 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 37 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. During Fiscal 2025, Patrick Spence, our former CEO, served as CEO through January 12, 2025 and Tom Conrad served as Interim CEO from January 13, 2025 through July 22, 2025 and then as CEO from July 22, 2025 and through the remainder of Fiscal 2025. As permitted under SEC rules, we selected Mr. Conrad for the pay ratio calculation as Mr. Conrad served as Interim CEO or CEO for most of the fiscal year and was serving as such on September 27, 2025.
In determining Mr. Conrad’s total annual compensation for purposes of calculating the CEO pay ratio, we adjusted the compensation reported in the "Summary Compensation Table" to (i) remove the compensation paid to Mr. Conrad during the portion of Fiscal 2025 he served as a non-employee director before he was appointed Interim CEO, (ii) remove the compensation paid to Mr. Conrad during the portion of Fiscal 2025 he served as Interim CEO (cash and equity), (iii) annualize the base salary and annual bonus earned by Mr. Conrad in his role as CEO for Fiscal 2025 as if he had served in this role as CEO for the full fiscal year and (iv) include one-third of the new hire PSUs awarded to Mr. Conrad (based on promised grant date value (at target); this grant is not reflected in the “Summary Compensation Table” because the performance goals for the award were not yet approved as of the end of Fiscal 2025). For purposes of calculating the pay ratio, this resulted in total annual compensation of $6,241,905 for the CEO.
To identify the median of the annual total compensation of all of our employees and to determine the annual total compensation of the “median employee,” we used the following methodology and material assumptions, adjustments and estimates:
•We selected September 27, 2025 as the date upon which we would identify our median employee.
•As of September 27, 2025, our employee population consisted of approximately 1,453 individuals, of which 934 were in the United States and 519 were outside of the United States. In determining our employee population, we considered our worldwide employees as of September 27, 2025, including short-term employees and employees employed on a full-time, part-time, temporary or seasonal basis.
•To identify our “median employee,” we looked at the total direct compensation for Fiscal 2025 for all active employees, which for this purpose included each such employee's Fiscal 2025 annual base salary (or, in the case of non-salaried employees, hourly rate multiplied by his or her Fiscal 2025 work schedule) plus his or her Fiscal 2025 target bonus plus the actual accounting value of his or her Fiscal 2025 equity awards, if any, and annualized the compensation of any employees who started after the first day of our Fiscal 2025.
•With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for Fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $170,401.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Pay Versus Performance
The following table and related disclosure below are provided in compliance with the requirements of Item 402(v) of Regulation S-K to summarize information regarding the relationship between “Compensation Actually Paid” (as calculated under applicable SEC rules) (“CAP”), for our current Principal Executive Officer (First PEO), our former Principal Executive Officer (Second PEO) and our non-PEO NEOs, on an average basis, and the Company’s financial performance for Fiscal 2025. Fiscal 2024, Fiscal 2023, Fiscal 2022, and Fiscal 2021.
The methodology for calculating amounts presented in the columns “Compensation Actually Paid to First PEO,” “Compensation Actually Paid to Second PEO,” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the "Summary Compensation Table" totals to arrive at the values presented for CAP, with respect to Fiscal 2025, are provided in the footnotes to the table. A discussion of the relationship between CAP and the Company’s performance measures listed in the table below, including the measure that the Company has deemed most important in linking CAP during Fiscal 2025 to Company performance.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the "Compensation Discussion and Analysis" on page 40 of this Proxy Statement.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for First PEO(1)(3)	Summary Compensation Table Total for Second PEO(2)(3)	Compensation Actually Paid to First PEO(4)(5)	Compensation Actually Paid to Second PEO(2)(4)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5)	Total Shareholder Return(6)	Peer Group Total Shareholder Return	Net Income ($000s)(7)	Adjusted Operating Income ($000s)(8)
(a)	(b)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
2025	$8,275,354	$8,590,163	$9,164,935	$4,124,276	$3,540,153	$3,800,362	$98.71	$284.88	($61,144)	$12,708
2024	N/A	$5,810,424	N/A	$3,692,695	$4,264,554	$2,813,478	$78.39	$217.88	($38,146)	($29,132)
2023	N/A	$5,190,714	N/A	$4,702,791	$1,472,635	$915,290	$83.29	$146.23	($10,274)	$36,259
2022	N/A	$8,411,949	N/A	$(13,528,779)	$2,122,936	($2,666,086)	$89.68	$102.04	$67,383	$124,530
2021	N/A	$5,482,555	N/A	$32,271,135	$1,365,007	$10,146,753	$208.13	$139.60	$158,595	$242,275
(1)Tom Conrad was appointed Interim CEO in January 2025, and CEO in July 2025 following his tenure as Interim CEO, and is denoted as our First PEO in Fiscal 2025.
(2)Patrick Spence, our former CEO, served as CEO from January 2017 to January 2025, and is denoted as our Second PEO in all fiscal years represented.
(3)NEOs included in the above compensation columns reflect the following:

Fiscal Year	PEO	Non-PEO NEOs
2025	Tom Conrad (First PEO), Patrick Spence (Second PEO)	Saori Casey, Eddie Lazarus, Nicholas Millington and Shamayne Braman
2024	Patrick Spence	Saori Casey, Eddie Lazarus, Maxime Bouvat-Merlin, Deirdre Findlay and Nicholas Millington
2023	Patrick Spence	Eddie Lazarus, Maxime Bouvat-Merlin, Nicholas Millington, Shamayne Braman, and Matthew Siegel
2022	Patrick Spence	Eddie Lazarus, Matthew Siegel, Nicholas Millington, Brittany Bagley, and Anna Fraser
2021	Patrick Spence	Eddie Lazarus, Matthew Siegel, Nicholas Millington, and Brittany Bagley
(4)Fair value amounts or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns were determined based on applicable SEC rules with respect to previously-granted RSUs and PSUs. For stock options, changes in fair value were calculated pursuant to a Black-Scholes model as of the last day of the applicable year.
(5)For Fiscal 2025, the values included in the Compensation Actually Paid to First PEO, Compensation Actually Paid to Second PEO, and Average Compensation Actually Paid to Non-PEO NEOs columns reflect the following adjustments from the values shown in columns (b), (c), and (d), respectively. In consideration of transition support to Mr. Spence, his window for post-termination exercise of vested options was extended until June 30, 2026. Additionally, a portion of Mr. Spence’s RSUs were accelerated to vest at the end date of his advisory services on June 30, 2025. The Compensation Actually Paid to Second PEO for Fiscal 2025 included the incremental fair value of such modifications computed in accordance with ASC 718. Numbers may not foot in the tables below due to rounding.

	First PEO	Second PEO	Average Non-PEO NEOs
Total Reported in Fiscal 2025 Summary Compensation Table (SCT)	$8,275,354	$8,590,163	$3,540,153
Less: Value of stock awards reported in SCT	$6,073,193	$4,997,977	$2,695,846
Plus: Year-end value of stock awards granted in fiscal year that are outstanding and unvested	$4,997,210	$0	$2,253,480
Plus: Change in fair value (from prior year-end) of stock awards granted in prior years that are outstanding and unvested	$0	$28,397	$239,695
Plus: Fair value of vesting date of awards granted in this fiscal year and that vested in this fiscal year	$1,966,098	$1,055,172	$489,961
Plus: Change in fair value as of the vesting date (from prior year-end) of prior year stock awards that vested this fiscal year	$21,046	($84,689)	$66,460
Less: Prior year-end fair value of stock awards granted in prior years that failed to vest this fiscal year	$21,578	$466,791	$93,540
Total Adjustments	$889,581	($4,465,887)	$260,209
Compensation Actually Paid for Fiscal 2025	$9,164,935	$4,124,276	$3,800,362
(6)For purposes of calculating peer group total shareholder return (“TSR”), the Nasdaq Computer Index was utilized pursuant to Item 201(e) of Regulation S-K and as is reflected in our Annual Report on Form 10-K for the fiscal year ended September 27, 2025. In accordance with applicable SEC rules, peer group TSR was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on October 2, 2020, through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.
(7)The amounts reported in column (h) represent net income of the Company reported in our Annual Report on Form 10-K for the applicable fiscal year.
(8)We identified Adjusted Operating Income for Fiscal 2025 as our Company-Selected Measure that represents, in our view, the most important financial performance measure used to link Compensation Actually Paid in Fiscal 2025 to Company performance. Adjusted Operating Income was one of two of our financial performance measures used in the Company’s annual cash incentive program for Fiscal 2025. For Fiscal 2025, we changed our Company-Selected Measure from Adjusted EBITDA Margin to Adjusted Operating Income. Accordingly, the Company-Selected Measure information for Fiscal 2024, Fiscal 2023, Fiscal 2022, and Fiscal 2021 has been updated to reflect Adjusted Operating Income. We define Adjusted Operating Income as GAAP operating income excluding variable bonus compensation, restructuring charges, intellectual property litigation costs and variable quarterly one time events. See Annex A for a reconciliation of non-GAAP to GAAP measures.
Pay Versus Performance Additional Disclosure
We believe the Compensation Actually Paid in each of Fiscal 2025, Fiscal 2024, Fiscal 2023, Fiscal 2022, and Fiscal 2021 and over the five-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance.” The Compensation Actually Paid fluctuated year-over-year, primarily because of our (i) stock performance, (ii) varying levels of achievement against pre-established performance goals under our long-term incentive program, and (iii) varying levels of achievement against pre-established performance goals under our annual cash incentive program.
In addition to reviewing this discussion and the Pay Versus Performance Table above, we encourage you to read the Compensation Discussion and Analysis section of this proxy statement, which explains our executive compensation philosophy and programs for our PEOs and non-PEO NEOs.
Chart 1: Compensation Actually Paid Versus Company and Peer Group Total Shareholder Return (TSR)
The Compensation Actually Paid values for our PEOs and non-PEO NEOs over the five-year period of Fiscal 2021 through Fiscal 2025 generally aligns with the Company’s TSR performance over the same period. This is due primarily to the emphasis on at-risk, performance-based equity incentives in the compensation program design for our PEOs and non-PEO NEOs.
As depicted in the below chart, strong absolute TSR performance in Fiscal 2021 exceeded the peer group and drove an increase in the fair value of equity awards, which resulted in increased Compensation Actually Paid values. Weaker TSR performance in Fiscal 2022 resulted in a significant decrease in Compensation Actually Paid. Flatter TSR performance in Fiscal 2023 and Fiscal 2024 resulted in more modest Compensation Actually Paid values. In Fiscal 2025, while not exceeding the peer group, the absolute TSR exhibited a modest increase compared to Fiscal 2024, resulting in a relative increase in Compensation Actually Paid.
The below chart also compares the Company’s TSR to the peer group TSR, in each case, measured on a cumulative basis from the market close on October 2, 2020, through and including the end of Fiscal 2025.
Chart 2: Compensation Actually Paid Versus Net Income
SEC rules require that net income be presented as a performance measure in the Pay Versus Performance table. No portion of our compensation is directly tied to net income results.

Chart 3: Compensation Actually Paid Versus Adjusted Operating Income
We identified Adjusted Operating Income as our Company-Selected Measure that represents, in our view, the most important financial performance measure used to link Compensation Actually Paid in Fiscal 2025 to our performance. Adjusted Operating Income was one of two of our financial performance measures used in the Company’s annual cash incentive program for Fiscal 2025. For Fiscal 2025, we changed our Company-Selected Measure from Adjusted EBITDA Margin to Adjusted Operating Income; accordingly, prior-year Compensation Actually Paid does not directly connect to

Adjusted Operating Income. In Fiscal 2025, Compensation Actually Paid exhibited a moderate increase, which is partially attributable to the increase in Adjusted Operating Income results in the fiscal year.

Performance Measures
The most important financial performance measures used by the Company for Fiscal 2025 to link compensation actually paid to the Company’s named executive officers to Company performance are as follows:
•Revenue
•Adjusted Operating Income
•E/R Ratio

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of September 27, 2025 with respect to compensation plans under which shares of our common stock may be issued. The equity compensation plans approved by our stockholders include our 2003 Plan, our 2018 Plan and our 2018 Employee Stock Purchase Plan (the “ESPP”).

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders	14,802,810 (1)	14.28 (2)	69,624,818 (3)

Equity compensation plans not approved by security holders	—	N/A	—

Total	14,802,810	14.28	69,624,818
(1)Includes 5,544,885 stock options outstanding under the 2003 Plan and the 2018 Plan, and 8,777,387 RSUs and 480,538 PSUs outstanding under the 2018 Plan, each as of September 27, 2025.
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which each have no exercise price.
(3)Includes 45,881,799 shares available for issuance under the 2018 Plan and 23,743,019 shares available for issuance under the ESPP. There are no shares of common stock available for issuance under the 2003 Plan, but the 2003 Plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2003 Plan or the 2018 Plan that cease to be subject to such awards or that are forfeited or repurchased at their original issue price, and any shares of common stock that are subject to outstanding awards under the 2018 Plan that are surrendered pursuant to an exchange program or otherwise terminate without being reissued, in each case, will generally be available for future grant and issuance as shares of common stock under the 2018 Plan; however, shares subject to awards under the 2003 Plan or the 2018 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award will not become available for future grant or sale under the 2018 Plan. In addition, the number of shares reserved for issuance under the 2018 Plan automatically increases on January 1 of each year through 2028 by a number of shares of common stock equal to the lesser of (i) 5% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31 (rounded to the nearest whole share) and (ii) a number of shares determined by our Board. The ESPP is not currently in effect, but rather allows our Compensation Committee to select a future date, if at all, upon which to implement the ESPP. The number of shares reserved for issuance under the ESPP automatically increases on January 1 of each year through 2028 by the number of shares equal to 2% of the total number of outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31. However, our Board may reduce the amount of the increase in any particular year. The aggregate number of shares issued over the term of the ESPP will not exceed 40,000,000 shares of our common stock. Pursuant to these provisions, an additional 7,148,723 and 2,859,489 shares of common stock were added to the 2018 Plan and ESPP, respectively, effective January 1, 2025, which are reflected in the table above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Parties
Our written related party transactions policy states that a “Related Party” is not permitted to enter into a material related party transaction with us without the prior review and approval of our Audit Committee. Pursuant to the policy, our Audit Committee must review, consider and approve any request for us to enter into a transaction with any Related Party in which the amount involved exceeds $120,000. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the committee, including, but not limited to, the relationship of the Related Party to us, the Related Party’s interest in the transaction, the approximate dollar value of the transaction, the potential benefit to us, and the terms of the transaction and the terms available from unrelated third parties. In the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest, a committee comprised solely of independent directors will review such transaction request.
A “Related Party” is any of our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any immediate family members of the foregoing persons.
Several of our Board members serve as directors and executive officers of other organizations, including organizations with which Sonos has commercial relationships. We do not believe that any director had a direct or indirect material interest in any transaction during Fiscal 2025 and through the date of this Proxy Statement. In Fiscal 2025, we were not party to any transaction or series of transactions which required review or approval under applicable SEC rules.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended September 27, 2025.

REPORT OF THE AUDIT COMMITTEE
Our Audit Committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements for the fiscal year ended September 27, 2025. Our Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.
Our Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with KPMG LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended September 27, 2025 for filing with the SEC.
Submitted by the Audit Committee
Karen Boone, Chair
Julius Genachowski
Bracken Darrell

ADDITIONAL INFORMATION
Stockholder Proposals and Nominations for the 2027 Annual Meeting
Our Restated Bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to our Corporate Secretary at our principal executive offices. In order to be included in the proxy statement for our annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”), stockholder proposals must be received by our Corporate Secretary no later than September 24, 2026 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Our Restated Bylaws provide that stockholders may present a proposal to be considered at an annual meeting or nominate a director by providing timely notice to our Corporate Secretary. To be timely for our 2027 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between 5:00 p.m. Pacific Time on November 20, 2026 and 5:00 p.m. Pacific Time on December 20, 2026. For each matter the stockholder proposes to bring before the 2027 Annual Meeting, a stockholder’s notice to the Corporate Secretary must set forth the information required by our Restated Bylaws.
The address for our principal executive offices will be: Sonos, Inc., 301 Coromar Drive, Santa Barbara, CA 93117, Attn: Corporate Secretary.
In addition to satisfying the requirements under our Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees other than Sonos’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Sonos’ nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Sonos at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2027 Annual Meeting, no later than January 4, 2027). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Restated Bylaws and other applicable requirements.
A copy of our Restated Bylaws is available as Exhibit 3.2 to our Form 10-Q filed May 8, 2025.
Available Information
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended September 27, 2025, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Sonos, Inc.
301 Coromar Drive
Santa Barbara, CA 93117
Attn: Investor Relations
Our annual report on Form 10-K for Fiscal 2025 is also available at https://investors.sonos.com under “SEC Filings” in the “Reports & Filings” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online or by telephone. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
•Registered Owner (you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, LLC, or you are in possession of stock certificates): visit https://www.shareowneronline.com and log into your account to enroll.

•Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may contact Equiniti Trust Company, LLC, through its website at https://www.shareowneronline.com or by phone at (800) 937-5449.
“Householding”: Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Investor Relations department via email at IR@sonos.com, by mail at Sonos, Inc., 301 Coromar Drive, Santa Barbara, CA 93117, Attn: Investor Relations, or by telephone at (805) 965-3001.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
As of the date of this Proxy Statement, our Board does not intend to present, and has not been informed that any other person intends to present, any matter before the Annual Meeting other than those matters specified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in respect thereof in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Rebecca Schuster

Rebecca Schuster
Corporate Secretary

Santa Barbara, California
January •, 2026

Annex A: Reconciliation of Non-GAAP Items
We have provided in this Proxy Statement financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”). These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to stockholders and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making.
Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Stockholders are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the tables below. The most directly comparable financial measure calculated under U.S. GAAP for Adjusted EBITDA is net income (loss). We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income, income taxes, restructuring and abandonment costs, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment.

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net loss	$(37,858)	$(53,093)	$(61,144)	$(38,146)
Add (deduct):
Depreciation and amortization	13,665	17,224	62,321	52,378
Stock-based compensation expense	16,776	19,333	81,564	84,294
Interest income	(1,528)	(2,327)	(6,934)	(11,965)
Interest expense	129	108	465	441
Other expense (income), net	1,322	(4,864)	6,498	(9,371)
Provision for (benefit from) income taxes	3,526	(9,193)	10,647	10,995
Legal and transaction related costs (1)	2,454	182	5,384	7,383
Restructuring and abandonment costs (2)	7,869	9,986	33,490	11,853
Adjusted EBITDA	$6,355	$(22,644)	$132,291	$107,862
Revenue	$287,900	$255,380	$1,443,276	$1,518,056
Net loss margin	(13.1)%	(20.8)%	(4.2)%	(2.5)%
Adjusted EBITDA margin	2.2%	(8.9)%	9.2%	7.1%

(1)Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2)On February 5, 2025, we initiated a restructuring plan to reduce our cost base involving 12% of our employees (the "2025 restructuring plan"). Restructuring and other charges for the three and twelve months ended September 27, 2025, primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan, rationalization of our product roadmap, non-recurring costs related to write-offs of assets no longer in use, as well as non-recurring CEO transition costs related to modifications to equity awards. Restructuring and other charges for the three and twelve months ended September 28, 2024, relate to the restructuring plan we initiated on August 14, 2024 to reduce our cost base, including a reduction in force involving approximately 6% of our employees, and nominal remaining costs incurred related to the restructuring plan initiated on June 14, 2023 (the "2024 restructuring plan").

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Research and Development (GAAP)	$ 61,958	$ 70,777	$ 279,969	$ 304,558
Stock-based compensation	7,134	8,780	36,414	37,913
Amortization of intangibles	20	497	236	1,985
Restructuring and other charges	673	4,942	12,555	5,743
Research and Development (Non-GAAP)	$ 54,131	$ 56,558	$ 230,764	$ 258,917

Sales and Marketing (GAAP)	$ 67,762	$ 73,180	$ 281,192	$ 290,609
Stock-based compensation	2,705	4,201	15,783	17,499
Amortization of intangibles	-	-	-	-
Restructuring and other charges	5,949	2,473	9,779	2,770
Sales and Marketing (Non-GAAP)	$ 59,108	$ 66,506	$ 255,630	$ 270,340

General and Administrative (GAAP)	30,480	28,428	119,837	142,252
Stock-based compensation	5,377	5,732	23,219	26,268
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	24	24	95	96
Restructuring and other charges	1,247	2,571	7,736	3,340
General and Administrative (Non-GAAP)	$ 21,378	$ 19,919	$ 83,403	$ 105,165

Total Operating Expenses (GAAP)	$ 160,200	$ 172,385	$ 680,998	$ 737,419
Stock-based compensation	15,216	18,713	75,416	81,680
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	44	521	331	2,081
Restructuring and other charges	7,869	9,986	30,070	11,853
Operating Expenses (Non-GAAP)	$ 134,617	$ 142,983	$ 569,797	$ 634,422

Total Operating Loss (GAAP)	$ (34,409)	$ (69,369)	$ (50,468)	$ (48,046)
Stock-based compensation	16,776	19,333	81,564	84,294
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	2,652	1,494	12,691	5,972

Restructuring and other charges	7,869	9,986	33,490	11,853
Operating (Loss) Income (Non-GAAP)	$ (4,658)	$ (38,374)	$ 82,661	$ 61,456
Depreciation	11,013	15,730	49,630	46,406
Adjusted EBITDA (Non-GAAP)	$ 6,355	$ (22,644)	$ 132,291	$ 107,862

Total Operating Loss (GAAP)	$ (34,409)	$ (69,369)	$ (50,468)	$ (48,046)
Stock-based compensation expense	16,776	19,333	81,564	84,294
Legal and transaction related costs	2,454	182	5,384	7,383
Amortization of intangibles	2,652	1,494	12,691	5,972
Restructuring and other charges	7,869	9,986	33,490	11,853
Operating (Loss) Income (Non-GAAP)	$ (4,658)	$ (38,374)	$ 82,661	$ 61,456
Interest income	1,528	2,327	6,934	11,965
Interest expense	(129)	(108)	(465)	(441)
Pre-tax (Loss) Income (Non-GAAP)	$ (3,259)	$ (36,155)	$ 89,130	$ 72,980
Provision for (benefit from) income taxes	3,526	(9,193)	10,647	10,995
Net (loss) income (Non-GAAP)	(6,785)	(26,962)	78,483	61,985
Weighted-average shares non-GAAP, diluted	120,598,219	121,389,519	122,944,942	126,783,859
Non-GAAP (loss) earnings per share, diluted	$ (0.06)	$ (0.22)	$ 0.64	$ 0.49

ANNEX B
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
SONOS, INC.

Sonos, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

A. This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on March 17, 2025 (the “Restated Certificate of Incorporation”).

B. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

C. Article V of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE V: AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the stockholders shall also have power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D. Sections 3, 4 and 5 of Article VI of the Restated Certificate of Incorporation are hereby amended and restated in their entirety to read as follows:

3. Terms of Directors. Commencing with the election of directors at the annual meeting of stockholders to be held in 2027, subject to the special rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the Board (other than those directors elected by the holders of any series of Preferred Stock) shall be classified into two classes: Class II and Class I, with the Class I directors consisting of those directors whose terms expire at the annual meeting of stockholders to be held in 2028 and the Class II directors consisting of those directors whose terms expire at the annual meeting of stockholders to be held in 2029. The successors of the directors whose terms expire at the annual meeting of stockholders to be held in 2027 shall be elected to Class I with a term expiring at the annual meeting of stockholders to be held in 2028. Commencing with the election of directors at the annual meeting of stockholders to be held in 2028, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the annual meeting of stockholders to be held in 2029. The successors of the directors who, immediately prior to the annual meeting of stockholders to be held in 2028, were members of Class I (and whose terms expire at the annual meeting of stockholders to be held in 2028) shall be elected to Class I for a term that expires at the annual meeting of stockholders to be held in 2029, and the directors who, immediately prior to the annual meeting of stockholders to be held in 2028, were members of Class II and whose terms were scheduled to expire at the annual meeting of stockholders to be held in 2029 shall become Class I directors with a term expiring at the annual meeting of stockholders to be held in 2029. From and after the election of directors at the annual meeting of stockholders to be held in 2029, the Board shall cease to be classified, and the directors elected at the annual meeting of stockholders to be held in 2029 (and each annual meeting of stockholders thereafter) shall be elected for terms expiring at the next succeeding annual meeting of stockholders. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws.

B-1

4. Removal of Directors. Subject to the special rights of the holders of any series of Preferred Stock, through the annual meeting of stockholders to be held in 2029, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; thereafter, the directors of the Corporation may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

5. Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

E. Article X of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE X: AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Section 1 and 2.1 of Article IV, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision of this Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed by the officer below this [●] day of [●], 2026.

SONOS, INC.

By: _____________________
Name: Eddie Lazarus
Title: Chief Legal and Business Development Officer
B-2

SONOS

SONOS, INC.
301 COROMAR DRIVE
SANTA BARBARA, CA 93117

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SONO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82729-P39719 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONOS, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL NOMINEES for the election of the three Class II directors.				
1. Election of Directors	☐	☐	☐	______________________

Nominees:

01) Carmine Arabia
02) Tom Conrad
03) Julius Genachowski

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as Sonos' independent registered accounting firm for the fiscal year ending October 3, 2026.	☐	☐	☐
3. Advisory approval of the named executive officer compensation (the say-on-pay vote).	☐	☐	☐
4. Approve a management proposal to amend the Company's Restated Certificate of Incorporation to phase in declassification of the Board of Directors.	☐	☐	☐
5. Approve a management proposal to amend the Company's Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V82730-P39719

SONOS, INC.
Annual Meeting of Stockholders
March 5, 2026 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tom Conrad and Rebecca Schuster, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided herein, all the shares of the common stock of Sonos, Inc. to which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Sonos, Inc. to be held on March 5, 2026 or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations (i.e. FOR ALL NOMINEES listed in Proposal One, FOR Proposal Two, FOR Proposal Three, FOR Proposal Four and FOR Proposal Five). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side